                                                                     EXHIBIT 4.8

================================================================================

                        CENTENNIAL COMMUNICATIONS CORP.,

                     CENTENNIAL CELLULAR OPERATING CO. LLC.

                                      -and-

                    CENTENNIAL PUERTO RICO OPERATIONS CORP.,

                                   as Issuers,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                                   as Trustee

                           --------------------------

                                    INDENTURE

                          Dated as of February 9, 2004

                    $325,000,000 8-1/8% Senior Notes due 2014

================================================================================

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                                TABLE OF CONTENTS

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                                                                                                                   Page
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                                                      ARTICLE I
                                      DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions........................................................................................     1
SECTION 1.2. Incorporation by Reference of TIA..................................................................    26
SECTION 1.3. Rules of Construction..............................................................................    26

                                                      ARTICLE II
                                                    THE SECURITIES

SECTION 2.1. Form and Dating....................................................................................    27
SECTION 2.2. Execution and Authentication.......................................................................    28
SECTION 2.3. Registrar and Paying Agent.........................................................................    29
SECTION 2.4. Paying Agent to Hold Assets in Trust...............................................................    29
SECTION 2.5. Securityholder Lists...............................................................................    30
SECTION 2.6. Transfer and Exchange..............................................................................    30
SECTION 2.7. Replacement Securities.............................................................................    43
SECTION 2.8. Outstanding Securities.............................................................................    43
SECTION 2.9. Treasury Securities................................................................................    44
SECTION 2.10. Temporary Securities..............................................................................    44
SECTION 2.11. Cancellation......................................................................................    44
SECTION 2.12. Defaulted Interest................................................................................    45
SECTION 2.13. CUSIP Numbers.....................................................................................    46

                                                     ARTICLE III
                                                      REDEMPTION

SECTION 3.1. Rights of Redemption...............................................................................    46
SECTION 3.2. Notices to Trustee.................................................................................    47
SECTION 3.3. Selection of Securities to Be Redeemed.............................................................    47
SECTION 3.4. Notice of Redemption...............................................................................    48
SECTION 3.5. Effect of Notice of Redemption.....................................................................    49
SECTION 3.6. Deposit of Redemption Price........................................................................    49
SECTION 3.7. Securities Redeemed in Part........................................................................    49

                                                      ARTICLE IV
                                                      COVENANTS

SECTION 4.1. Payment of Securities..............................................................................    50
SECTION 4.2. Maintenance of Office or Agency....................................................................    50
SECTION 4.3. Limitation on Restricted Payments..................................................................    50
SECTION 4.4. Corporate and Other Existence......................................................................    53
SECTION 4.5. Payment of Taxes and Other Claims..................................................................    53

                                       i
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
SECTION 4.6. Maintenance of Properties and Insurance............................................................    54
SECTION 4.7. Compliance Certificate; Notice of Default..........................................................    54
SECTION 4.8. Provision of Financial Statements..................................................................    55
SECTION 4.9. Limitation on Priority Indebtedness and Pari Passu Indebtedness....................................    55
SECTION 4.10. Limitation on Transactions with Related Persons...................................................    56
SECTION 4.11. Limitation on Incurrence of Additional Indebtedness...............................................    57
SECTION 4.12. Limitation on Restricting Subsidiary Dividends....................................................    60
SECTION 4.13. Limitation on Liens...............................................................................    61
SECTION 4.14. Limitation on Asset Sales and Sales of Subsidiary Stock...........................................    61
SECTION 4.15. Waiver of Stay, Extension or Usury Laws...........................................................    66
SECTION 4.16. [INTENTIONALLY OMITTED]...........................................................................    66
SECTION 4.17. Limitation on Unrestricted Subsidiaries...........................................................    66
SECTION 4.18. Limitation on Lines of Business...................................................................    67
SECTION 4.19. Limitation on Issuances of Guarantees; Release of Guarantee and Issuer Obligations................    68
SECTION 4.20. Waiver of Compliance with Certain Covenants.......................................................    71
SECTION 4.21  Termination of Certain Covenants..................................................................    71

                                                      ARTICLE V
                                                SUCCESSOR CORPORATION

SECTION 5.1. Limitation on Merger, Sale or Consolidation........................................................    69
SECTION 5.2. Successor Corporation Substituted..................................................................    71
SECTION 5.3. Release of Centennial PR...........................................................................    71


                                                      ARTICLE VI
                                            EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1. Events of Default..................................................................................    71
SECTION 6.2. Acceleration of Maturity Date; Rescission and Annulment............................................    73
SECTION 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee....................................    74
SECTION 6.4. Trustee May File Proofs of Claim...................................................................    75
SECTION 6.5. Trustee May Enforce Claims Without Possession of Securities........................................    76
SECTION 6.6. Priorities.........................................................................................    76
SECTION 6.7. Limitation on Suits................................................................................    76
SECTION 6.8. Unconditional Right of Holders to Receive Principal, Premium, Interest and Additional Interest.....    77
SECTION 6.9. Rights and Remedies Cumulative.....................................................................    77
SECTION 6.10. Delay or Omission Not Waiver......................................................................    77
SECTION 6.11. Control by Holders................................................................................    77
SECTION 6.12. Waiver of Past Default............................................................................    78
SECTION 6.13. Undertaking for Costs.............................................................................    78
SECTION 6.14. Restoration of Rights and Remedies................................................................    78

                                       ii
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
                                                     ARTICLE VII
                                                       TRUSTEE

SECTION 7.1. Duties of Trustee..................................................................................    79
SECTION 7.2. Rights of Trustee..................................................................................    80
SECTION 7.3. Individual Rights of Trustee.......................................................................    81
SECTION 7.4. Trustee's Disclaimer...............................................................................    81
SECTION 7.5. Notice of Default..................................................................................    81
SECTION 7.6. Reports by Trustee to Holders......................................................................    81
SECTION 7.7. Compensation and Indemnity.........................................................................    81
SECTION 7.8. Replacement of Trustee.............................................................................    82
SECTION 7.9. Successor Trustee by Merger, Etc...................................................................    83
SECTION 7.10. Eligibility; Disqualification.....................................................................    83
SECTION 7.11. Preferential Collection of Claims Against the Issuers.............................................    83
SECTION 7.12. Wire Transfers and Investments....................................................................    83

                                                     ARTICLE VIII
                                       LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1. Option to Effect Legal Defeasance or Covenant Defeasance...........................................    84
SECTION 8.2. Legal Defeasance and Discharge.....................................................................    84
SECTION 8.3. Covenant Defeasance................................................................................    85
SECTION 8.4. Conditions to Legal or Covenant Defeasance.........................................................    85
SECTION 8.5. Deposited U.S. Legal Tender and Government Securities to be Held in Trust; Other Miscellaneous
               Provisions.......................................................................................    87
SECTION 8.6. Repayment to the Issuers...........................................................................    87
SECTION 8.7. Reinstatement......................................................................................    87

                                                      ARTICLE IX
                                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1. Supplemental Indentures Without Consent of Holders.................................................    88
SECTION 9.2. Amendments, Supplemental Indentures and Waivers with Consent of Holders............................    89
SECTION 9.3. Compliance with TIA................................................................................    90
SECTION 9.4. Revocation and Effect of Consents..................................................................    90
SECTION 9.5. Notation on or Exchange of Securities..............................................................    91
SECTION 9.6. Trustee to Sign Amendments, Etc....................................................................    91

                                                      ARTICLE X
                                                      GUARANTEE

SECTION 10.1. Future Guarantees.................................................................................    91
SECTION 10.2. Supplemental Indenture............................................................................    97
SECTION 10.3. Limitation of Guarantors' Liability...............................................................    93
SECTION 10.4. Subrogation.......................................................................................    93
SECTION 10.5. Benefits Acknowledged.............................................................................    94
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                                      iii
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
SECTION 10.6. Contribution......................................................................................    94

                                                      ARTICLE XI
                                             RIGHT TO REQUIRE REPURCHASE

SECTION 11.1. Repurchase of Securities at Option of the Holder Upon a Change of Control.........................    94

                                                     ARTICLE XII
                                                    MISCELLANEOUS

SECTION 12.1. TIA Controls......................................................................................    96
SECTION 12.2. Notices...........................................................................................    96
SECTION 12.3. Communications by Holders with Other Holders......................................................    97
SECTION 12.4. Certificate and Opinion as to Conditions Precedent................................................    97
SECTION 12.5. Statements Required in Certificate or Opinion.....................................................    97
SECTION 12.6. Rules by Trustee, Paying Agent, Registrar.........................................................    98
SECTION 12.7. Legal Holidays....................................................................................    98
SECTION 12.8. Governing Law.....................................................................................    98
SECTION 12.9. No Adverse Interpretation of Other Agreements.....................................................    99
SECTION 12.10. No Recourse Against Others.......................................................................    99
SECTION 12.11. Successors.......................................................................................    99
SECTION 12.12. Duplicate Originals..............................................................................    99
SECTION 12.13. Severability.....................................................................................    99
SECTION 12.14. Table of Contents, Headings, Etc.................................................................    99
SECTION 12.15. Qualification of Indenture.......................................................................    99
SECTION 12.16. Registration Rights..............................................................................   100

                                                     ARTICLE XIII
                                              SATISFACTION AND DISCHARGE

SECTION 13.1. Satisfaction and Discharge of Indenture...........................................................   100
SECTION 13.2. Application of Trust Money........................................................................   101

                                    EXHIBITS

EXHIBIT A-1. Form of 144A Global Security...................................................................  A-1-1
EXHIBIT A-2. Form of Regulation S Temporary Global Security.................................................  A-2-1
EXHIBIT B.  Form of Certificate of Transfer.................................................................    B-1
EXHIBIT C.  Form of Certificate of Exchange.................................................................    C-1
EXHIBIT D.  Form of Certificate From Acquiring Institutional Accredited Investor............................    D-1

                                       iv
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                              CROSS-REFERENCE TABLE

         This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

TIA Section                                                                            Indenture Section
310 (a)(1)....................................................................                7.10

    (a)(2)....................................................................                7.10

    (b).......................................................................                7.10

311 (a).......................................................................                7.11

    (b).......................................................................                7.11

312 (b).......................................................................                12.3

    (c).......................................................................                12.3

313 (a).......................................................................                 7.6

    (b).......................................................................                 7.6

    (c).......................................................................                 7.6

314 (a).......................................................................                 4.7

                 INDENTURE, dated as of February 9, 2004, by and among Centennial Communications Corp., a Delaware corporation ("Centennial"), Centennial Cellular Operating Co. LLC, a Delaware limited liability company and wholly-owned subsidiary of Centennial (the "Company"), Centennial Puerto Rico Operations Corp., a Delaware corporation and wholly-owned subsidiary of Centennial ("Centennial PR" and, together with the Company and Centennial, the "Issuers"), and U.S. Bank National Association (the "Trustee").

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Issuers' 8-1/8% Senior Notes due 2014 (the "Securities") the following:

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1. Definitions.

                  "144A Global Security" means a global Security substantially in the form of Exhibit A-1 hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Securities sold in reliance on Rule 144A.

                  "2013 Senior Notes" means the 10-1/8% Senior Notes due 2013 issued pursuant to an indenture dated June 20, 2003, among the Company and Centennial, as co-issuers, Centennial PR, as an initial guarantor, and U.S. Bank National Association, as trustee.

                  "Acceleration Notice" shall have the meaning specified in
Section 6.2.

                  "Acquired Indebtedness" means Indebtedness of a person (i) existing at the time such person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the Acquired Person becomes a Restricted Subsidiary, as the case may be.

                  "Acquired Person" shall have the meaning as set forth in the definition of "Permitted Investment."

                  "Additional Interest" means the additional amounts, if any, payable by the Issuers in the event of a Registration Default under, and as defined in, the Registration Rights Agreement.

                  "Additional Securities" means an unlimited aggregate principal amount of Securities (other than the Securities issued on the date hereof) issued under this Indenture in accordance with Sections 2.2 and 4.11.

                  "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or (ii) any officer, director, or controlling stockholder of such other Person. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

                  "Agent" means any Registrar, Paying Agent or co-Registrar.

                  "Annual Consolidated EBITDA" on any date means, with respect to any Person, the Consolidated EBITDA for the Reference Period.

                  "Applicable Premium" means, with respect to a Security at any Redemption Date, the excess of (A) the present value at such time of (1) the Redemption Price of such Security at February 1, 2009 (such Redemption Price being described in Article III), plus (2) all required interest payments (excluding accrued but unpaid interest) due on such Security through February 1, 2009, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of such Security.

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

                  "Asset Sale" shall have the meaning specified in Section 4.14.

                  "Asset Sale Offer" shall have the meaning specified in Section 4.14.

                  "Asset Sale Offer Amount" shall have the meaning specified in
Section 4.14.

                  "Asset Sale Offer Period" shall have the meaning specified in
Section 4.14.

                  "Asset Sale Offer Price" shall have the meaning specified in
Section 4.14.

                  "Asset Sale Purchase Date" shall have the meaning specified in
Section 4.14.

                  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                  "Blackstone" means Blackstone Capital Partners III Merchant Banking Fund L.P. and affiliates of the foregoing that are directly or indirectly controlling or controlled by Blackstone or under direct or indirect common control with Blackstone.

                  "Board of Directors" means (i) with respect to a limited liability company, the board of managers of limited liability company or other body fulfilling the function of a board of directors of a corporation (including, in the case of the Company, the Board of Directors of Centennial), and (ii) with respect to a corporation, the board of directors or any duly authorized committee of such board of directors.

                  "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

                  "Business Day" means a day that is not a Legal Holiday.

                  "Capitalized Lease Obligations" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

                  "Capital Stock" means, with respect to any Person, any capital stock of such Person and shares, interests, participations or other ownership interests (however designated) of any Person and any rights (other than debt securities convertible into capital stock), warrants and options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation, each general and limited partnership interest of such Person if such Person is a partnership and all membership or other interests if such Person is a limited liability company, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

                  "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by other entities rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

                  "Centennial" has the meaning set forth in the introductory paragraph hereof until a successor Person shall have become such pursuant to the applicable provisions hereof, and thereafter "Centennial" shall mean such successor Person.

                  "Centennial PR" has the meaning set forth in the introductory paragraph hereof until a successor Person shall have become such pursuant to the applicable provisions hereof, and thereafter "Centennial PR" shall mean such successor Person.

                  "Change of Control" means the occurrence of any of the following events: (i) Centennial or the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with Centennial or the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of Centennial or the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of Centennial or the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under
Section 4.3 (and such amount shall be treated as a Restricted Payment subject to the provisions in Section 4.3 and (B) immediately after such transaction, no "person" or "group," other than Permitted Holders, is the beneficial owner (as such term is used in Rules 13d-3 and 13d-5 promulgated pursuant to the Exchange
Act), directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than Permitted Holders or any Issuer, is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 promulgated pursuant to the Exchange Act), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the Voting Stock of any Issuer then outstanding normally entitled to vote in elections of directors, or
(iii) during any period of 12 consecutive months, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Centennial or the Company (together with any new directors whose election to such board or whose nomination for election by the shareholders of Centennial or the Company was designated by the Permitted Holders or approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors of Centennial or the Company then in office, as the case may be.

                  "Change of Control Offer" shall have the meaning specified in
Section 11.1.

                  "Change of Control Offer Period" shall have the meaning specified in Section 11.1.

                  "Change of Control Purchase Date" shall have the meaning specified in Section 11.1.

                  "Change of Control Purchase Price" shall have the meaning specified in Section 11.1.

                  "Clearstream" means Clearstream Banking, societe anonyme, Luxembourg.

                  "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock, of any Person, means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq

National Market but if such Person is a Foreign Company (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market and such Person and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by such Person for that purpose and is reasonably acceptable to the Trustee.

                  "Company" has the meaning set forth in the introductory paragraph hereof until a successor Person shall have become such pursuant to the applicable provisions hereof, and thereafter "Company" shall mean such successor Person.

                  "Company Order" or "Company Request" means a written request or order signed in the name of the Issuers by, in the case of each Issuer, any one of its respective Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and any one of its respective Treasurer, or its Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker, having a maturity comparable to the first Redemption Date of the Securities, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the first Redemption Date of the Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York time, on the third business day preceding such Redemption Date.

                  "Consolidated EBITDA" of any Person means (a), with respect to any period, the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenue in determining such Consolidated Net Income), of (i) the provisions for income taxes for such period for such Person and its consolidated Restricted Subsidiaries, (ii) depreciation, amortization and other noncash charges of such Person and its consolidated Restricted Subsidiaries (including
(A) unrealized gains and losses from hedging, foreign currency or commodities translations and transactions and (B) any noncash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees), (iii) Consolidated Interest Expense of such Person for such period, determined, in each case, on a consolidated basis for such Person and its consolidated Restricted Subsidiaries in accordance with GAAP, and (iv) monitoring and management fees actually paid to any Permitted Holder in an amount in any calendar year not to exceed the greater of (A) $1,000,000 or (B) 1% of Annual Consolidated EBITDA, plus (c) any fees, expenses or charges related to any equity offering, Permitted Investment, acquisition or recapitalization or Indebtedness permitted to be Incurred by this Indenture (in each case, whether or not successful), less (d) the amount of all cash payments made during such period by such Person and its Restricted Subsidiaries to the extent such payments relate to noncash charges that were added back in determining Consolidated EBITDA for such period or for any prior period.

                  "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to the Capitalized Lease Obligations) of such Person and its consolidated Restricted Subsidiaries during such period, including (i) original issue discount and noncash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Rate Protection Obligations and Currency Hedging Agreements and excluding the amortization of deferred financing fees, in each case to the extent attributable to such period and (b) the amount of cash dividends accrued or payable by such Person or any of its consolidated Restricted Subsidiaries in respect of preferred stock (other than by Restricted Subsidiaries of such Person to such Person or such Person's Restricted Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed to the extent not otherwise included and whether or not paid by such Person or Subsidiary. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

                  "Consolidated Net Income" of any Person, for any period, means the net income (or loss) of such Person and its consolidated Restricted Subsidiaries for such period, determined (on a consolidated basis) in accordance with GAAP, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication) (i) all extraordinary gains or losses and all gains and losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period, (ii) the net income, if positive, of any Person, that is not a Subsidiary in which such Person or any of its Subsidiaries has an interest (other than a Minority Cellular Investment Interest), except to the extent of the amount of dividends or distributions actually paid to such Person or a Subsidiary of such Person, (iii) for purposes of Section 4.3, the net income, if positive, of any Restricted Subsidiary of such Person that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement or instrument applicable to such Subsidiary except to the extent of the amount of dividends or distributions actually paid to such Person or a Subsidiary of such Person, (iv) any gain or loss, net of taxes, realized upon the termination of any employee benefit plan, (v) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of this Indenture, (vi) any net gain or loss arising from the acquisition of any securities or extinguishment of any Indebtedness of such Person, (vii) the cumulative effect of a change in accounting principles, (viii) the amount of any nonrecurring charges or income of the Company or any Restricted Subsidiary (including any one-time costs incurred in connection with acquisitions after the Senior Subordinated Notes Issue Date and restructuring charges) certified as non-recurring in an Officers' Certificate and deducted or included in such period in computing Consolidated Net Income and (ix) any net income, if positive, resulting from the Issuer's Minority Cellular Investment Interests. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

                  "Covenant Defeasance" shall have the meaning specified in
Section 8.3.

                  "Currency Hedging Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Debt to Annual EBITDA Ratio" on any date (the "Transaction Date") means, with respect to any Person and its Restricted Subsidiaries, the ratio of (i) consolidated Indebtedness of such Person and its Restricted Subsidiaries on the Transaction Date (after giving pro forma effect to the Incurrence of such Indebtedness) (and without duplication of any Indebtedness that may be the obligation of such Person and/or one or more of its Subsidiaries) divided by (ii) the aggregate amount of Annual Consolidated EBITDA of such Person (determined on a pro forma basis after giving effect to all Investments in and acquisitions or dispositions of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, made by such Person and its Subsidiaries from the beginning of the Reference Period through the Transaction Date as if such Investment, acquisition or disposition had occurred at the beginning of such Reference Period); provided that, for purposes of such computation, in calculating Annual Consolidated EBITDA and consolidated Indebtedness, (a) the transaction giving rise to the need to calculate the Debt to Annual EBITDA Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (b) the Incurrence of any Indebtedness during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to retire Indebtedness or to acquire businesses) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period; (c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period; and (d) all members of the consolidated group of such Person on the Transaction Date that were acquired during the Reference Period shall be deemed to be members of the consolidated group of such Person for the entire Reference Period. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries. Any such pro forma calculation may include adjustments for the pro forma effect of (a) any cost savings accounted for on an annualized basis as a result of an acquisition by the Company or a Restricted Subsidiary which, in the good faith judgment of Centennial (as determined by a resolution of the Board of Directors of Centennial), will be eliminated or realized within one year after the date of such transaction (provided that any such cost savings are calculated in accordance with Regulation S-X under the Securities Act (or any successor regulation)) or (b) any direct quantifiable savings from the conversion of roaming expense which the Company will obtain within one year of the transaction in the good faith judgment of the Board of Directors of the Company from the acquisition of a third party which prior to such acquisition had a contract with the Company or any Restricted Subsidiary for roaming services.

                  "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

                  "Defaulted Interest" shall have the meaning specified in
Section 2.12.

                  "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 3 thereof.

                  "Definitive Security" means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A-1 hereto except that such Security shall not bear the Global Security Legend and shall not have the "Schedule of Exchanges of Interests in the Global Security" attached thereto.

                  "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                  "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of Centennial who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

                  "Disqualified Capital Stock" means, with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities; provided that (a) Capital Stock will not be deemed to be Disqualified Capital

Stock if it may only be so redeemed or repurchased solely in consideration of Qualified Capital Stock of the Company or Centennial and (b) any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.14 and 11.1 hereof and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuers' repurchase of such Securities as are required to be repurchased pursuant to the provisions contained in Sections 4.14 and 11.1 hereof.

                  "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500,000,000 or its equivalents in foreign currency, whose debt is rated "A" or higher (or the equivalent rating or higher) according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) respectively, at the time as of which any investment or rollover therein is made.

                  "Event of Default" shall have the meaning specified in Section 6.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Securities" means the Securities issued in the Exchange Offer in accordance with Section 2.6(f) hereof.

                  "Excluded Cash Contributions" shall have the meaning specified in Section 4.11.

                  "Excluded Contributions" means the net cash proceeds received by the Company or Centennial after the Issue Date from (a) contributions to its common equity capital and (b) the sale (other than to the Company's or Centennial's or to any of their Subsidiaries' management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Capital Stock) of the Company or Centennial, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by an officer of the Company or Centennial, the cash proceeds of which are excluded from the calculation set forth in the first paragraph of Section 4.3 and which may not also be designated Excluded Cash Contributions.

                  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

                  "Final Put Date" shall have the meaning specified in Section 4.14.

                  "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company formed under the laws of any jurisdiction other than the United States or any political subdivision thereof, substantially all of the assets of which are located outside of the United States or that conducts substantially all of its business outside of the United States.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or, if FASB ceases to exist, any successor thereto; provided, however, that for purposes of determining compliance with covenants in this Indenture other than those relating to financial statement delivery, "GAAP" means such generally accepted accounting principles as in effect as of the Issue Date.

                  "Global Securities" means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, substantially in the form of Exhibit A-1 or A-2 hereto, as appropriate, issued in accordance with Section 2.1, 2.6(b)(iv), 2.6(d)(ii) or 2.6(f) of this Indenture.

                  "Global Security Legend" means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Securities issued under this Indenture.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which have a remaining weighted average life to maturity of not more than one year from the date of Investment therein.

                  "Guarantee" means the guarantee (or co-issuance) by a Guarantor of the Company's Indenture Obligations.

                  "Guarantor" means any Restricted Subsidiary of the Company which becomes a guarantor (or co-obligor) of the Company's Indenture Obligations.

                  "Holder" or "Securityholder" means a Person in whose name a Security is registered. The Holder of a Security will be treated as the owner of such Security for all purposes.

                  "IAI Global Security" means the global Security substantially in the form of Exhibit A-1 hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold to Institutional Accredited Investors.

                  "Incur" shall have the meaning specified in Section 4.11.

                  "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date or to financial institutions, which obligations are not being contested in good faith and for which appropriate reserves have been established) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors,
(iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all obligations of such Person under Interest Rate Protection Obligations or Currency Hedging Agreements; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any Capital Stock; (d) all Disqualified Capital Stock of such Person and all Preferred Stock of such Person's Restricted Subsidiaries valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clause (a), (b),
(c), (d) or this clause (e), whether or not between or among the same parties; provided that the outstanding principal amount at any date of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such date. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.

                  "Initial Purchasers" means Lehman Brothers Inc., Credit Suisse First Boston LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

                  "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

                  "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and
(b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates. For purposes of this Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

                  "Investment" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension; (c) the entering into by such Person of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; and (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. For purposes of Section 4.3, (i) "Investment" shall include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be equal to the Fair Market Value of such Investment plus the Fair Market Value of all additional Investments by the Company or any of its Restricted Subsidiaries at the time any such Investment is made; provided that, for purposes of this sentence, the Fair Market Value of net assets shall be as determined in the reasonable judgment of the Board of Directors of the Company.

                  "Investment Grade Date" has the meaning set forth in Section
4.21 hereof.

                  "Investment Grade Rating" means a rating of the relevant debt obligation by both S&P and Moody's, any such rating being one of S&P's or Moody's, as the case may be, four highest generic rating categories that signifies an "investment grade" rating, which currently is BBB- or higher by S&P and Baa3 or higher by Moody's; provided that in each case, such ratings are publicly available; provided further that in the event either S&P or Moody's is no longer in existence for purposes of determining whether debt obligations have an Investment Grade Rating, S&P or Moody's, as the case may be, may be replaced by a "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act) designated by Centennial (as evidenced by a resolution of the Board of Directors of Centennial), written notice of which shall be given to the Trustee.

                  "Investment Equity" has the meaning given such term in the definition of "Permitted Investment."

                  "Issue Date" means the time and date of the first issuance of the Securities under this Indenture.

                  "Issuers" has the meaning set forth in the introductory paragraph hereof.

                  "Legal Defeasance" shall have the meaning specified in Section 8.2.

                  "Legal Holiday" shall have the meaning specified in Section 12.7.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Securities for use by such Holders in connection with the Exchange Offer.

                  "Lien" means any mortgage or deed of trust, lien, pledge, charge, privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law with respect to property of any kind (including any conditional sale, capital lease or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

                  "Marketable U.S. Securities" means: (i) Government Securities;
(ii) any time deposit account, money market deposit and certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "P-1" or higher according to Moody's, "A-1" or higher according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; (v) repurchase obligations with a term of not more than 7 days for Government Securities entered into with an Eligible Institution; and (vi) any fund investing exclusively in investments of the types described in clauses (i) through (v) above.

                  "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installments of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Asset Sale Offer).

                  "Minimum Accumulation Date" shall have the meaning specified in Section 4.14.

                  "Minority Cellular Investment Interests" means limited partnership or other equity interests held directly or indirectly by the Company in cellular telephony providers which are not Subsidiaries or otherwise controlled (directly or indirectly) by the Company in existence on the Senior Subordinated Notes Issue Date.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Cash Proceeds" means the aggregate amount of cash and Cash Equivalents received by the Company and its Restricted Subsidiaries in respect of an Asset Sale (including upon the conversion to cash and Cash Equivalents of (A) any note or installment receivable at any time, or (B) any other property as and when any cash and Cash Equivalents are received in respect of any property received in an Asset Sale but only to the extent such cash and Cash Equivalents are received within one year after such Asset Sale), less the sum of (i) all out-of-pocket fees, commissions and other expenses Incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Board of Directors of the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Restricted Subsidiary in connection with such Asset Sale and (ii) the aggregate amount of cash so received which is used to retire any existing Indebtedness of the Issuers that is Pari Passu Indebtedness or any Priority Indebtedness, as the case may be, which is required to be repaid in connection with such Asset Sale or is secured by a Lien on the property or assets of the Company or any of its Restricted Subsidiaries, as the case may be.

                  "Net Proceeds" means the aggregate net proceeds (including the Fair Market Value of noncash proceeds constituting equipment or other assets of a type generally used in a Related Business an amount reasonably determined by the Board of Directors of the Company for amounts under $10,000,000 and by a financial advisor or appraiser of national reputation for equal or greater amounts) received by a Person from the sale of Qualified Capital Stock (other than to a Subsidiary of such Person) after payment of out-of-pocket expenses, commissions and discounts Incurred and net of taxes paid or payable in connection therewith.

                  "Non-U.S. Person" means a Person that is not a U.S. Person.

                  "Notice of Default" shall have the meaning specified in
Section 6.1(3).

                  "Obligation" means any principal, premium, interest (including interest accruing subsequent to a bankruptcy or other similar proceeding whether or not such interest is an allowed claim enforceable against a Person in a bankruptcy case under Federal bankruptcy law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable pursuant to the terms of the documentation governing any Indebtedness.

                  "Offering" means the offering of the Securities by the Issuers.

                  "Offering Memorandum" means that certain Offering Memorandum of the Issuers, dated June 16, 2003, relating to the original issuance and sale of the Securities to the Initial Purchasers.

                  "Officer" means, with respect to the Company, Centennial PR or Centennial, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company, Centennial PR or Centennial, respectively.

                  "Officers' Certificate" means, with respect to the Issuers, a certificate signed by two Officers or by an Officer and an Assistant Secretary of each of the Issuers, and otherwise complying with the requirements of Sections 12.4 and 12.5.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 12.4 and 12.5.

                  "Other Permitted Indebtedness" shall have the meaning specified in Section 4.9.

                  "Pari Passu Indebtedness" means (a) with respect to the Company or Centennial PR, any Indebtedness of the Company or Centennial PR that is pari passu in right of payment to the Securities and (b) with respect to any Guarantor, Indebtedness which ranks pari passu in right of payment to the Guarantee of such Guarantor.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

                  "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

                  "Paying Agent" shall have the meaning specified in Section
2.3.

                  "Permitted Holders" means Welsh Carson and Blackstone.

                  "Permitted Indebtedness" shall have the meaning specified in
Section 4.11.

                  "Permitted Investment" means (i) Investments in Cash Equivalents; (ii) Investments in the Company or a Restricted Subsidiary; (iii) Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (A) the Acquired Person immediately thereupon becomes a Restricted Subsidiary or (B) the Acquired Person immediately thereupon either
(1) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries and the surviving Person is the Company or a Restricted Subsidiary or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any securities received in connection with an Asset Sale and any Investment with the Net Cash Proceeds from any Asset Sale in Capital Stock of a Person, all or substantially all of whose assets are of a type used in a Related Business, that complies with Section 4.14; (vi) any guarantee issued by a Restricted Subsidiary Incurred in compliance with this Indenture; (vii) advances and prepayments for asset purchases in the ordinary course of business in a Related Business of the Company or a Restricted Subsidiary; (viii) customary loans or advances made in the ordinary course of business to officers, directors or employees of the Company or any of its Restricted Subsidiaries for travel, entertainment, and moving and other relocation expenses; (ix) advances to employees not in excess of $1,000,000 outstanding at any one time, in the aggregate; (x) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (xi) Interest Rate Protection Obligations or Currency Hedging Agreements permitted under clause (ix) or (x) of Section 4.11; (xii) Investments the payment for which consists of Qualified Capital Stock of the Company ("Investment Equity"); provided, however, that the issuance of such Qualified Capital Stock equity interests will not increase the amount available for Restricted Payments under the covenant set forth in Section 4.3; (xiii) Investments in Permitted Joint Ventures which in the aggregate at any one time outstanding do not exceed $10,000,000; (xiv) any Investment in a Related Business (including in an Unrestricted Subsidiary) having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (xiv) that are at that time outstanding, which does not exceed the greater of (A) $20,000,000 or (B) 4% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and (xv) Investments existing on the Issue Date.

                  "Permitted Joint Venture" means, as applied to any Person, any other Person engaged in a Related Business, (a) over which such Person is responsible (either directly or through a services agreement) for day-to-day operations or otherwise has operational and managerial control of such other Person or (b) of which more than forty percent (40%) of the outstanding Voting Stock (other than directors' qualifying shares) of such other Person in the case of a corporation, or more than forty percent (40%) of the outstanding ownership interests of such other Person, in the case of an entity other than a corporation, is at the time owned directly or indirectly by such Person.

                  "Permitted Liens" means:

                  (1) Liens securing (a) Priority Indebtedness (including related Obligations) that is permitted to be Incurred by the first sentence of Section 4.9, or (b) Indebtedness (including related Obligations) that is permitted to be Incurred by clause (i) or (xi) of
                           Section 4.11;

                  (2)      Liens in favor of Company or any Restricted
                           Subsidiary;

                  (3) Liens on property (i) existing at the time of acquisition thereof or (ii) of a Person existing at the time such Person is merged into or consolidated with Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those acquired or to those of the Person merged into or consolidated with Company or a Restricted Subsidiary, as the case may be;

                  (4) Liens that secure Debt of a Person existing at the time such Person becomes a Restricted Subsidiary, provided that such Liens do not extend to any assets other than those of the Person that became a Restricted Subsidiary;

                  (5) banker's Liens, right of setoff and Liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business;

                  (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the third paragraph of Section 4.11, covering only the assets purchased, acquired or leased, any additions and accessions thereto and any proceeds therefrom;

                  (7)      Liens existing on the Issue Date;

                  (8) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business, in each case, that are not yet due or delinquent or that are bonded, as the case may be, or that are being contested in good faith and by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (9) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Indebtedness in respect of commercial letters of credit;

                  (10) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

                  (11) Liens securing Interest Rate Protection Obligations and Currency Hedging Agreements permitted to be Incurred by clause (ix) or (x) of the third paragraph of Section 4.11;

                  (12) without limitation of clause (1) above, Liens securing Refinancing Indebtedness permitted to be Incurred by clauses (iv), (vii) or (xii) of the third paragraph of Section 4.11 or amendments or renewals of Liens that were permitted to be Incurred pursuant to clause (1), (3), (4), (6), (7), (9) or (11) above;
                           provided that, in each case, that such Liens do not extend to an additional property or asset of Company or a Restricted Subsidiary;

                  (13) any provision for the retention of title to an asset by the vendor or transferor of such asset which asset is acquired by Company or any Restricted Subsidiary in a transaction entered into in the ordinary course of business of Company or such Restricted Subsidiary;

                  (14) Liens securing guarantees of any Indebtedness permitted to be secured by this Indenture; and

                  (15) Liens Incurred in the ordinary course of business of Company or any Restricted Subsidiary of Company with respect to obligations that do not exceed $10,000,000 at any one time outstanding and that (A) are not Incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Company or such Restricted Subsidiary.

                  "Person" means any corporation, individual, joint stock company, limited liability company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

                  "Principal" of any Indebtedness means the principal of such Indebtedness plus, without duplication, applicable premium, if any, on such Indebtedness.

                  "Priority and Pari Passu Debt to Cash Flow Ratio" means on any date (referred to in this definition as the "Transaction Date") the ratio of (i) the sum of Pari Passu Indebtedness of each of Company, Centennial PR and any Guarantor and the Priority Indebtedness of Company, Centennial PR and the Restricted Subsidiaries on the Transaction Date (after giving pro forma effect to the Incurrence of such Indebtedness) (and without duplication of any Indebtedness that may be the obligation of Company, Centennial PR and the Restricted Subsidiaries and/or one or more of its Subsidiaries) divided by (ii) the aggregate amount of Annual Consolidated EBITDA of Company and its Restricted Subsidiaries (determined on a pro forma basis after giving effect to all Investments in and acquisitions or dispositions of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, made by Company and its Restricted Subsidiaries from the beginning of the Reference Period through the Transaction Date as if such Investment, acquisition or disposition had occurred at the beginning of such Reference Period); provided that, for purposes of such computation, in calculating Annual Consolidated EBITDA and Pari Passu Indebtedness and Priority Indebtedness, (a) the transaction giving rise to the need to calculate the Priority and Pari Passu Debt to EBITDA Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (b) the incurrence of any Priority Indebtedness or Pari Passu Indebtedness during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to retire Indebtedness or to acquire businesses) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period;
(c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being Incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period; and (d) all members of the consolidated group of Company and its Restricted Subsidiaries on the Transaction Date that were acquired during the Reference Period shall be deemed to be members of the consolidated group of Company and its Restricted Subsidiaries for the entire Reference Period. Any such pro forma calculation may include adjustments for the pro forma effect of (a) any cost savings accounted for on an annualized basis as a result of an acquisition by Company or a Restricted Subsidiary which, in the good faith judgment of Company (as determined by a resolution of the board of directors of Company), will be eliminated or realized within one year after the date of such transaction (provided that any such cost savings are calculated in accordance with Regulation S-X under the Securities Act (or any successor regulation)) or (b) any direct quantifiable savings from the conversion of roaming expense which Company will obtain within one year of the transaction in the good faith judgment of the Board of Directors of Company from the acquisition of a third party which prior to such acquisition had a contract with Company or any Restricted Subsidiary for roaming services.

                  "Priority Indebtedness" means Indebtedness of (i) the Company, Centennial PR or any Guarantor that is secured by any Lien on assets of the Company, Centennial PR or any Guarantor or (ii) any Restricted Subsidiary other than Centennial PR or a Guarantor.

                  "Private Placement Legend" means the legend set forth in
Section 2.6(g)(i) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "Public Equity Offering" means an underwritten offer and sale of common stock (which is Qualified Capital Stock) of the Company or Centennial with aggregate proceeds of at least $50,000,000 pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 (or any successor form covering substantially the same transactions), S-4 (or any successor form covering substantially the same transactions), or otherwise relating to equity securities issuable under any employee benefit plan of such corporate entity).

                  "Purchase Money Indebtedness" means any Indebtedness of the Company or its Restricted Subsidiaries which is secured by a Lien on assets related to the business of the Company or its Restricted Subsidiaries and any additions and accessions thereto, which are purchased by the Company or its Restricted Subsidiaries at any time after the Securities are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased without further recourse to either the Company or any of its Restricted Subsidiaries or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or its Restricted Subsidiaries of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Capital Stock" means any Capital Stock of a Person that is not Disqualified Capital Stock.

                  "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

                  "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security attached hereto as Exhibit A.

                  "Redemption Price," when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture, which shall include, without duplication, in each case, any accrued and unpaid interest to the Redemption Date.

                  "Reference Period" with regard to any Person means the last four full fiscal quarters of such Person for which financial information (which the Company shall use its best efforts to compile in a timely manner) in respect thereof is available ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

                  "Reference Treasury Dealer" means each of Lehman Brothers Inc., Credit Suisse First Boston LLC and two other primary U.S. Government securities dealers in The City of New York to be selected by the Company, and their respective successors.

                  "Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or such Restricted Subsidiary (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest, and premium, if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premium and reasonable expenses Incurred in connection therewith); (ii) such Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life equal to or greater than the Weighted Average Life of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to, the Securities or the Guarantees, as applicable, on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is Incurred either by the Company, Centennial PR, any Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Registrar" shall have the meaning specified in Section 2.3.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated February 9, 2004 by and among the Initial Purchasers, the Company, Centennial and Centennial PR, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Regulation S" means Regulation S under the Securities Act, as amended from time to time.

                  "Regulation S Global Security" means a Regulation S Temporary Global Security or a Regulation S Permanent Global Security, as appropriate.

                  "Regulation S Permanent Global Security" means a permanent global Security in the form of Exhibit A-1 hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Regulation S Temporary Global Security upon expiration of the Restricted Period.

                  "Regulation S Temporary Global Security" means a temporary global Security in the form of Exhibit A-2 hereto bearing the Global Security Legend, the Private Placement Legend and the Temporary Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Securities initially sold in reliance on Rule 903 of Regulation S.

                  "Related Business" means any business related to, or complementary to, the ownership, development, operation, or acquisition of communications systems as determined by the Board of Directors of the Company.

                  "Related Person" means, with respect to any Person, (i) any Affiliate of such Person or any spouse, immediate family member, or other relative who has the same principal residence of any Affiliate of such Person and (ii) any trust in which any Person described in clause (i) above, has a beneficial interest.

                  "Related Person Transaction" shall have the meaning specified in Section 4.10.

                  "Restricted Definitive Security" means a Definitive Security bearing the Private Placement Legend.

                  "Restricted Global Security" means a Global Security bearing the Private Placement Legend.

                  "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on shares of Capital Stock of such Person or any Restricted Subsidiary of such Person, (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value in whole or in part, of any shares of Capital Stock of such Person, any entity which controls such Person or any Restricted Subsidiary of such Person, which Capital Stock is held by Persons other than such Person or any of its Restricted Subsidiaries, or options, warrants or other rights to acquire such Capital Stock, (iii) any defeasance, redemption, repurchase or other acquisition or retirement for value in whole or in part, of any Indebtedness of such Person (other than the scheduled repayment thereof at maturity and any mandatory redemption or mandatory repurchase thereof pursuant to the terms thereof) by such Person or a Subsidiary of such Person that is subordinate in right of payment to the Securities (other than in exchange for Refinancing Indebtedness permitted to be Incurred under this Indenture and except for any such defeasance, redemption, repurchase, other acquisition or payment in respect of Indebtedness held by any Restricted Subsidiary) and (iv) any Investment (other than a Permitted Investment); provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on shares of Capital Stock of the Company or any Restricted Subsidiary solely in shares of Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock), (ii) any dividend, distribution or other payment to the Company, or any dividend to any of its Restricted Subsidiaries, by any of its Subsidiaries, (iii) any dividend, distribution or other payment by any Restricted Subsidiary on shares of its Capital Stock that is paid pro rata to all holders of such Capital Stock and
(iv) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries.

                  "Restricted Period" means the distribution and compliance period as defined in Regulation S.

                  "Restricted Security" means a Security, unless or until it has been (i) disposed of in a transaction effectively registered under the Securities Act or (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; provided that in no case shall an Exchange Security issued in accordance with this Indenture and the terms and provisions of the Registration Rights Agreement be a Restricted Security.

                  "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by Board Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.17.

                  "Rule 144A" means Rule 144A under the Securities Act (or any successor rule), as amended from time to time.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A Global Securities" means one or more permanent Global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

                  "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means, collectively, the Securities issued on the date hereof, Additional Securities, if any, and, when and if issued as provided in the Registration Rights

Agreement, the Exchange Securities. The Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the SEC promulgated thereunder.

                  "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

                  "Senior Credit Facility" means that certain senior secured credit agreement, to be dated as of the Issue Date, to be entered into among the Company and Centennial PR as borrowers, the guarantors named therein, Credit Suisse First Boston and certain other financial institutions party thereto, as such agreement may be, in one or more agreements, indentures, notes or arrangements, amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, in whole or in part, from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing, including those that increase the amount available thereunder in accordance with the terms of this Indenture).

                  "Senior Subordinated Notes" means the 10-3/4% Senior Subordinated Notes due 2008 issued pursuant to an indenture dated December 14, 1998, as amended, among the Company and Centennial, as co-issuers, Centennial PR, as a guarantor, and The Chase Manhattan Bank, as trustee.

                  "Senior Subordinated Notes Issue Date" means December 14,
1998.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Restricted Subsidiary" means one or more Restricted Subsidiaries having an aggregate net book value of assets in excess of 5% of the net book value of the assets of the Company and its Restricted Subsidiaries on a consolidated basis.

                  "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

                  "Stated Maturity" means the date fixed for the payment of any principal or premium pursuant to this Indenture and the Securities, including the Maturity Date, upon redemption, acceleration, Asset Sale Offer, Change of Control Offer or otherwise.

                  "Strategic Equity Investor" means any Person which is (or a controlled Affiliate of any Person which is) engaged in the ownership, development, operation or acquisition of communications systems and which, as of the last available annual or quarterly financial statements, has Total Common Equity of at least $1.0 billion.

                  "Strategic Equity Offering" means an offer or sale of common stock or Preferred Stock (other than Disqualified Capital Stock) of the Company or Centennial, with aggregate proceeds of at least $50,000,000 to a Strategic Equity Investor other than in connection with or after the occurrence of a Change of Control.

                  "Subordinated Indebtedness" means Indebtedness of the Company, Centennial, Centennial PR or a Guarantor subordinated in right of payment to the Securities or a Guarantee, as the case may be.

                  "Subsidiary" with respect to any Person, means (i) a corporation at least 50% of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner of such partnership, or (iii) any Person in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has
(x) at least a fifty percent (50%) ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

                  "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.15 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss.77aaa-77bbbb) as amended and as in effect on the date of the execution of this Indenture.

                  "Total Assets" means the total assets of the Company and its Restricted Subsidiaries shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP as of the last day of the immediately preceding fiscal quarter for which financial statements are available.

                  "Total Common Equity" of any Person means, as of any date of determination, the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors of Centennial or the Company in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

                  "Trading Day," with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

                  "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers assigned and duly authorized by the Trustee to administer its corporate trust matters hereunder, and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "Unrestricted Definitive Security" means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Security" means a permanent Global Security substantially in the form of Exhibit A-1 attached hereto that bears the Global Security Legend and that has the "Schedule of Exchanges of Interests in the Global Security" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company (other than Centennial PR or any Guarantor) designated as such, which designation prior to the Investment Grade Date shall be pursuant to and in compliance with Section 4.17.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

                  "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                  "Voting Stock" with respect to a Person means Capital Stock of such Person having generally the right to vote in the election of a majority of the directors of such Person or having generally the right to vote with respect to the organizational matters of such Person.

                  "Weighted Average Life" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "Welsh Carson" means Welsh, Carson, Anderson & Stowe VIII, L.P. and affiliates of the foregoing that are directly or indirectly controlling or controlled by Welsh, Carson, Anderson & Stowe VIII, L.P. or under direct or indirect common control with Welsh, Carson, Anderson & Stowe VIII, L.P.

                  SECTION 1.2. Incorporation by Reference of TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture securityholder" means a Holder or a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

                  SECTION 1.3. Rules of Construction.

                  Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise; and

                  (8) whenever in this Indenture or the Securities it is provided that the principal amount with respect to a Security shall be paid, such provision shall be deemed to require (whether or not so expressly stated) the simultaneous payment of any accrued and unpaid interest to the date of payment on such Security payable pursuant to paragraph 1 of the Securities.

                                   ARTICLE II
                                 THE SECURITIES

                  SECTION 2.1. Form and Dating.

                  (a) The Securities and the Trustee's certificate of authentication in respect thereof shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

                  The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (b) Securities issued in global form shall be substantially in the form of Exhibit A-1 or A-2 attached hereto (including the Global Security Legend thereon and the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Security Legend thereon and without the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

                  (c) Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for The Depository Trust Company in New York, New York, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount at maturity of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted

Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Security bearing a Private Placement Legend, all as contemplated by (Section 2.6(a)(ii) hereof), and (ii) an Officers' Certificate from the Issuers. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in Regulation S Permanent Global Securities pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Securities, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  (d) The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

                  SECTION 2.2. Execution and Authentication.

                  One Officer shall sign the Securities for each of the Issuers by manual or facsimile signature.

                  If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Issuers shall nevertheless be bound by the terms of the Securities and this Indenture.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

                  The Trustee shall authenticate Securities for original issue on the date of this Indenture an aggregate principal amount of $325,000,000, upon a Company Order of the Issuers. The written order of the Issuers shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time is unlimited. Upon the written order of the Issuers, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of either Issuer.

                  The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers, any Affiliate of the Issuers, or any of their respective Subsidiaries.

                  Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Interest shall be payable in the manner and at the times specified in the form of Securities attached hereto.

                  SECTION 2.3. Registrar and Paying Agent.

                  The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Issuers in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, XI and Section 4.14 and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Issuers hereby initially appoint the Trustee as Registrar and Paying Agent, and the Trustee hereby agrees so to act.

                  The Issuers may enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                  The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

                  The Issuers initially appoint the Trustee to act as Registrar, Paying Agent and Securities Custodian with respect to the Global Securities.

                  SECTION 2.4. Paying Agent to Hold Assets in Trust.

                  The Issuers shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest and Additional Interest, if any, on, the Securities (whether such assets have been distributed to it by the Issuers or any other obligor on the Securities), and shall promptly notify the Trustee in writing of any Default in making any such payment. If either of the Issuers or a Subsidiary of the Issuers acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

                  SECTION 2.5. Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

                  SECTION 2.6. Transfer and Exchange.

                  (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities shall be exchanged by the Company for Definitive Securities if (i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary; (ii) the Issuers in their sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Security be exchanged by the Issuers for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Securities. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in
         (A)(1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Securities pursuant to Section 2.6(i) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of
         Section 2.6(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Temporary Global Security or Regulation S Permanent Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the Holder of such beneficial
                           interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2)      if the Holder of such beneficial
                           interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

                  (i) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any Holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Beneficial Interests in Regulation S Temporary Global Security to Definitive Securities. Notwithstanding Sections 2.6(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (iii) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A Holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the Holder of such beneficial
                           interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (2)      if the Holder of such beneficial
                           interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iv) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any Holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(i) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

                  (i) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such

         Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in the case of clause (C) above, the Regulation S Global Security and in all other cases the IAI Global Security.

                  (ii) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such

         Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                             (1)      if the Holder of such
                                    Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                             (2)      if the Holder of such
                                    Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

                  (iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

                  If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
         (ii)(D) or (iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

                  (e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

                  (i) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

                           (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer shall be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer,

                  (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C)      any such transfer is effected by a
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                             (1)      if the Holder of such
                                    Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                             (2)      if the Holder of such
                                    Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Participating Broker-Dealers, (y) they are not participating in a distribution of the Exchange Securities and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer and (ii) Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted Definitive Securities in the appropriate principal amount. Any Securities that remain outstanding after the consummation of the Exchange Offer, and Exchange Securities issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

                  (g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Private Placement Legend. Except as permitted below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                           "THIS SECURITY AND THE RELATED GUARANTEE (TOGETHER,
                  "THE SECURITY") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF CENTENNIAL COMMUNICATIONS CORP., CENTENNIAL PUERTO RICO OPERATIONS CORP. AND CENTENNIAL CELLULAR OPERATING CO. LLC (COLLECTIVELY, THE "ISSUERS") THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE ISSUERS AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE ISSUERS, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A'), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2),
                  (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A

                  CERTIFICATE WHICH MAY BE OBTAINED FROM THE ISSUERS OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE ISSUERS AND TRUSTEE, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE ISSUERS AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUERS THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER THE SECURITIES ACT) REGULATION S UNDER THE SECURITIES ACT."

Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii),
(e)(iii) or (f) of this Section 2.6 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

                  THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                  (iii) Regulation S Temporary Global Security Legend. The Regulation S Temporary Global Security shall bear a legend in substantially the following form:

                  THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

                  (h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (i)      General Provisions Relating to Transfers and
         Exchanges.

                           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Issuers' order or at the Registrar's request.

                           (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer).

                           (iii) The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                           (iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global

                  Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

                           (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.3 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a Record Date and the next succeeding Interest Payment Date.

                           (vi)     Prior to due presentment for the
                  registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                           (vii) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.2 hereof.

                           (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.

                  SECTION 2.7. Replacement Securities.

                  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Issuers, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Issuers may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Issuers.

                  SECTION 2.8. Outstanding Securities.

                  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

                  If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

                  If on a Redemption Date or the Maturity Date the Paying Agent (other than the Issuers or an Affiliate of the Issuers) holds cash sufficient to pay all of the principal and interest due on the Securities payable on that date and payment of the Securities called for redemption or payable on such Maturity Date is not otherwise prohibited pursuant to this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.9. Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Issuers or Affiliates of the Issuers shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

                  SECTION 2.10. Temporary Securities.

                  Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers reasonably and in good faith consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

                  SECTION 2.11. Cancellation.

                  The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuers or an Affiliate of the Issuers), and no one else, shall cancel and, at the written direction of the Issuers, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Issuers may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

                  SECTION 2.12. Defaulted Interest.

                  Interest or Additional Interest, if any, on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on Record Date for such interest.

                  Any interest or Additional Interest, if any, on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest or Additional Interest, if any, payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in clause (1) or (2) below:

                  (1) The Issuers may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee in its sole discretion.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  SECTION 2.13. CUSIP Numbers.

                  Neither the Issuers nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Security, check, advice of payment or redemption notice, and any such document may contain a statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that neither the Issuers nor the Trustee shall be liable for any inaccuracy in such numbers.

                                   ARTICLE III
                                   REDEMPTION

                  SECTION 3.1. Rights of Redemption.

                  (a)      In addition to the provisions of Sections 4.14 and
11.1 hereof, the Securities are subject to redemption at any time on or after February 1, 2009, at the option of the Issuers, in whole or in part, subject to the conditions, and at the Redemption Prices, specified in the form of Security attached hereto as Exhibit A, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date).

                  (b) In addition, at any time prior to February 1, 2007, the Issuers, at their option, may use the net cash proceeds of one or more Public Equity Offerings or Strategic Equity Offerings in a single transaction or a series of related transactions to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under this Indenture at a Redemption Price equal to 108.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date); provided that at least 65% of the initial aggregate principal amount of Securities remains outstanding immediately after the occurrence of such redemption; provided further that any such redemption with respect to a Strategic Equity Offering may not occur in connection with or after the occurrence of a Change of Control; and provided further that any such net proceeds received by Centennial are first contributed to the Company as a capital contribution prior to such redemption. In order to effect the foregoing redemption, the Issuers must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering or Strategic Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering or Strategic Equity Offering.

                  (c) In addition, the Securities may be redeemed upon a Change of Control at any time prior to February 1, 2009, at the option of the Issuers, in whole and not in part, within 60 days of such Change of Control. Prior to February 1, 2006, the Redemption Price will be equal to (i) 108.125% of the principal amount of the Securities, plus (ii) accrued interest to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date). On or after February 1, 2006, but prior to February 1, 2009, the Redemption Price will be equal to (i) 100% of the principal amount of the Securities, plus (ii) accrued interest to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date) plus (iii) the Applicable Premium, if any.

                  (d) In addition, the Securities may be redeemed at any time prior to February 1, 2006, at the option of the Issuers, in whole or in part, with the Net Cash Proceeds of a sale of assets that would be considered an Asset Sale, within 60 days of such sale of assets at a Redemption Price equal to
(i) 108.125% of the principal amount of the Securities, plus (ii) accrued interest to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date); provided that any such redemption shall be for (A) Securities with an aggregate principal amount of at least $50,000,000 (provided, however, that immediately after any such redemption, Securities with an aggregate principal amount of at least $150,000,000 remain outstanding) or (B) all of the outstanding aggregate principal amount of the Securities.

                  SECTION 3.2. Notices to Trustee.

                  If the Issuers elect to redeem Securities pursuant to Paragraph 5 of the Securities and Section 3.1 of this Indenture, they shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether they want the Trustee to give notice of redemption to the Holders.

                  If the Issuers elect to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities they have not previously delivered to the Trustee for cancellation, they shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice, provided that no Securities issued on the date of this Indenture received by the Issuers in exchange for Exchange Securities may be made the basis for such credit.

                  The Issuers shall give each notice to the Trustee provided for in this Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  SECTION 3.3. Selection of Securities to Be Redeemed.

                  If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities or portions thereof for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not so listed, on a pro rata basis, by lot or by any other manner as the Trustee shall determine to be fair and appropriate; provided that any such redemption pursuant to the provisions relating to a Public Equity Offering or a Strategic Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of any applicable Depositary, legal and stock exchange requirements). The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Issuers in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. The Securities may be redeemed in part pursuant to this Section 3.3 in multiples of $1,000 only. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                  SECTION 3.4. Notice of Redemption.

                  At least 30 days and not more than 60 days before a Redemption Date, the Issuers shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed to such Holder's last address as then shown upon the books of the Registrar. At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' names and at the Issuers' expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                           (A)      the Redemption Date;

                           (B) the Redemption Price, including the amount of accrued and unpaid interest, if any, to be paid upon such redemption;

                           (C) the name, address and telephone number of the Paying Agent;

                           (D) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                           (E) that, unless (a) the Issuers default in their obligation to deposit cash with the Paying Agent in accordance with Section 3.6 hereof or (b) such redemption payment is prohibited pursuant to this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including any accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                           (F) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                           (G) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                           (H) the CUSIP number of the Securities to be redeemed; and

                           (I) that the notice is being sent pursuant to this Section 3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

                  SECTION 3.5. Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any accrued and unpaid interest and Additional Interest, if any, to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest and Additional Interest, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided further that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

                  SECTION 3.6. Deposit of Redemption Price.

                  By 10:00 a.m. on, or prior to, the Redemption Date, the Issuers shall deposit with the Paying Agent (other than the Issuers or an Affiliate of the Issuers) cash sufficient to pay the Redemption Price of, including any accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Issuers to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any cash so deposited which is not required for that purpose.

                  If the Issuers comply with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prohibited under this Indenture, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Securities.

                  SECTION 3.7. Securities Redeemed in Part.

                  Upon surrender of a Security that is to be redeemed in part, the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV
                                    COVENANTS

                  SECTION 4.1. Payment of Securities.

                  The Issuers shall pay the principal of, premium, if any, and interest and Additional Interest, if any, on the Securities on the dates and in the manner provided in the Securities. An installment of principal of, premium, if any, or interest and Additional Interest, if any, on the Securities shall be considered paid by the Issuers on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate of the Issuers) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, cash deposited and designated for and sufficient to pay the installment. The Issuers shall pay interest on overdue principal, premium, if any, and on overdue installments of interest and Additional Interest, if any, at the rate specified in the Securities compounded semi-annually, to the extent lawful.

                  SECTION 4.2. Maintenance of Office or Agency.

                  The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2. The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuers hereby initially designate the corporate trust office of the Trustee in New York City as such office.

                  SECTION 4.3. Limitation on Restricted Payments.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, if, immediately prior or after giving effect thereto (a) a Default or an Event of Default would exist, (b) the Company would not be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Annual EBITDA Ratio provision set forth in the second paragraph of Section 4.11, (c) the Company would not be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Priority and Pari Passu Debt to Cash Flow Ratio set forth in
Section 4.9 or (d) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries, including such proposed Restricted Payment (if not made in cash, then the Fair Market Value of any property used therefor) from and after the Senior Subordinated Notes Issue Date and on or prior to the date of such Restricted Payment, shall exceed the sum of (i) the amount determined by subtracting (x) 1.65 times the aggregate Consolidated Interest Expense of the Company for the period (taken as one accounting period) from the first day of the first quarter commencing after the Senior Subordinated Notes Issue Date to the last day of the last full fiscal quarter prior to the date of the proposed Restricted Payment (the "Computation Period") from (y) Consolidated EBITDA of the Company for the Computation Period, plus (ii) the aggregate Net Proceeds received by the Company from the sale (other than to a Subsidiary of the Company) of its Qualified Capital Stock after the Senior Subordinated Notes Issue Date and on or prior to the date of such Restricted Payment (and in any case other than Excluded Contributions, Excluded Cash Contributions and Investment Equity), plus (iii) 100% of the aggregate amount of non-recourse contributions to the capital of the Company and its Restricted Subsidiaries since the Senior Subordinated Notes Issue Date (in any case other than Excluded Contributions, Excluded Cash Contributions and Investment Equity), plus (iv) to the extent not otherwise included in clauses (i), (ii) and (iii) above, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of dividends, repayment of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments") since the Senior Subordinated Notes Issue Date plus
(v) $25,000,000.

                  Notwithstanding the foregoing, the provisions set forth in clause (b), (c) or (d) of the immediately preceding paragraph will not prohibit (the actions described below and the provision set forth in clause (a) of the immediately preceding paragraph will not prohibit the payment described in clause (i) below) (i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions, (ii) the redemption, defeasance, repurchase or other acquisition or retirement of any Subordinated Indebtedness or Capital Stock of the Company or its Restricted Subsidiaries either in exchange for or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Stock (in the case of any redemption, defeasance, repurchase or other acquisition or retirement of any Subordinated Indebtedness or Capital Stock of the Company or its Restricted Subsidiaries) or Subordinated Indebtedness (in the case of any redemption, defeasance, repurchase or other acquisition or retirement of any Indebtedness of the Company or its Restricted Subsidiaries) of the Company, Centennial PR or any Guarantor, (iii) loans, advances, dividends or distributions by the Company to Centennial or any of its Restricted Subsidiaries in order to fund the payment of the management or other similar fees to equity investors (or their Affiliates) in Centennial permitted by Section 4.10, (iv) the purchase, redemption or other acquisition or retirement for value of Capital Stock of Centennial (or loans, advances, dividends, or distributions by the Company to Centennial to fund the foregoing) from employees, former employees, directors, former directors, consultants and former consultants of Centennial or any of its Subsidiaries pursuant to the terms of the agreements pursuant to which such Capital Stock was acquired in an amount not to exceed $2,500,000 in the aggregate in any calendar year (with unused amounts in any calendar year being carried over to the next two succeeding calendar years; provided further that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds from the sale of Capital Stock to members of management, directors or consultants that occurs after the Senior Subordinated Notes Issue Date plus (b) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Senior Subordinated Notes Issue Date; (v) repurchases of Capital Stock of the Company deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options, (vi) the repurchase or other repayment of Indebtedness subordinated in right of payment to the Securities upon a Change of Control or Asset Sale to the extent required by the agreement governing such Indebtedness but only if the Issuers shall have complied with Article XI or, as the case may be, Section 4.14 and purchased all Securities validly tendered pursuant to the relevant offer prior to purchasing or repaying such other Indebtedness; (vii) loans, advances, dividends or distributions by the Company to Centennial not to exceed an amount necessary to permit Centennial to pay (a) its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or under this Indenture, the indenture for the Senior Subordinated Notes or the indenture for the 2013 Senior Notes, (b) its other operational expenses (other than taxes) incurred in the ordinary course of business and not exceeding $2,000,000 in any fiscal year (with unused amounts in any fiscal year being carried over to the next two succeeding fiscal years) and (c) its then currently due taxes attributable solely on account of the Company and its subsidiaries or on account of the income of Centennial related to its investments in the Company and its subsidiaries, in each case, as a consolidated, combined or unitary filing group (not to exceed in any event the amount of tax that the Company and the Restricted Subsidiaries would otherwise pay if not part of such filing group);
(viii) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Indebtedness of the Company, Centennial PR or any Guarantor subordinated in right of payment to the Securities for value or payment of principal of any Indebtedness (other than Disqualified Capital Stock) (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, Centennial PR or any Guarantor, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company, Centennial PR or any Guarantor incurred in connection with such refinancing; (2) has a final maturity date later than the final maturity date of, and has a Weighted Average Life equal to or greater than the Weighted Average Life of, the Indebtedness to be refinanced; and (3) is expressly subordinated in right of payment to the Securities or the Guarantees, as applicable, at least to the same extent as the Indebtedness to be refinanced; (ix) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Capital Stock of the Company, Centennial, Centennial PR or any Guarantor or any Preferred Stock of the Company's Restricted Subsidiaries that are not Guarantors issued or incurred in accordance with Section 4.11; (x) the payment of dividends on the Company's common equity interests following the first public offering of Centennial's or the Company's common equity interests after the Issue Date, of up to 6% per annum of the net cash proceeds received by the Company in such public offering or contributed by Centennial to the Company from the net cash proceeds of an equity offering by Centennial; (xi) loans, advances, dividends or distributions by the Company to Centennial to fund the repurchase, retirement or other acquisition for value of Capital Stock of Centennial in existence on the Senior Subordinated Notes Issue Date (which shall not exceed 7.1% of the outstanding Capital Stock of Centennial prior to January 7, 1999) and which are not held by

Welsh Carson, Blackstone or their respective Affiliates or any members of management of the Company or any of its Subsidiaries (including any Capital Stock issued in respect of such Capital Stock as a result of a stock split, recapitalization, merger, combination, consolidation or otherwise) provided that
(A) the amount per share paid under this clause (xi) shall not exceed $41.50 per share (as such amount shall be adjusted as determined in good faith by the Board of Directors of the Company for stock splits, stock dividends, recapitalizations, stock recombinations, mergers, reverse stock splits, consolidations or similar transactions) and (B) after giving effect thereto, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Annual EBITDA Ratio test contained in the second paragraph of Section 4.11; (xii) Investments made with Excluded Contributions;
(xiii) the repurchase, redemption, retirement, acquisition for value or payment of principal of, and premium on, all, or any portion of, the outstanding Senior Subordinated Notes with the proceeds of an Incurrence of Indebtedness, other than with borrowings under a revolving credit facility or similar arrangement that makes credit available; provided that after giving effect to such repurchase, redemption, retirement, acquisition or payment, the Company would be permitted to incur at least $1.00 of additional Priority Indebtedness or Pari Passu Indebtedness under Section 4.9; and (xiv) other Restricted Payments in an aggregate amount not to exceed $2,000,000.

                  In determining the aggregate amount expended for Restricted Payments in accordance with clause (d) of the first paragraph of this Section 4.3, 100% of the amounts expended under clauses (i), (ii) (to the extent the Net Proceeds from the concurrent sale of Qualified Capital Stock has been added to the aggregate Net Proceeds calculation pursuant to clause (ii) of clause (d) of the first paragraph of this Section 4.3), (iv), (v), (ix), (x) and (xi) of the immediately preceding paragraph shall be deducted from the amount of Restricted Payments that can be made under clause (d) of the first paragraph of this
Section 4.3.

                  SECTION 4.4. Corporate and Other Existence.

                  Subject to Article V, each of Centennial and the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or other existence, as the case may be, and the corporate or other existence of each of the Company's Restricted Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate or other franchises of the Issuers and each of the Company's Restricted Subsidiaries; provided, however, that the Issuers shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any Restricted Subsidiaries of the Company, any such existence, right or franchise, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity.

                  SECTION 4.5. Payment of Taxes and Other Claims.

                  Except with respect to items which are not material to the Company and its Subsidiaries on a consolidated basis, Centennial and the Company shall, and the Company shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon Centennial, the Company or any of the Company's Restricted Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of Centennial, the Company or any of the Company's Restricted Subsidiaries; provided, however, that Centennial, the Company and its Restricted Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

                  SECTION 4.6. Maintenance of Properties and Insurance.

                  Centennial and the Company shall cause all material properties used or useful to the conduct of their respective business and the business of each of the Company's Restricted Subsidiaries to be maintained and kept in reasonably good condition, repair and working order (reasonable wear and tear excepted) and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.6 shall prevent Centennial, the Company and its Restricted Subsidiaries from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the judgment of the Board of Directors of Centennial, desirable in the conduct of the business of such entity.

                  Centennial and the Company shall each provide, or cause to be provided, for themselves and each of the Company's Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of Centennial or the Company is adequate and appropriate for the conduct of the business of Centennial, the Company and such Restricted Subsidiaries, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods, in the reasonable, good faith opinion of Centennial or the Company as are adequate and appropriate for the conduct of the business of Centennial, the Company and such Restricted Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Centennial, the Company and its Restricted Subsidiaries, taken as a whole.

                  SECTION 4.7. Compliance Certificate; Notice of Default.

                  (a) The Issuers shall deliver to the Trustee within 120 days after the end of its respective fiscal year an Officers' Certificate (one of the signers being the principal executive officer, principal financial officer or principal accounting officer) complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year, as applicable, has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Issuers or any

Subsidiary of the Issuers to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date which currently is May 31.

                  (b) The Issuers shall, so long as any of the Securities are outstanding, deliver to the Trustee, within five Business Days of becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Securities, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Issuers are taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives notice thereof from the Issuers or any of the Holders.

                  SECTION 4.8. Provision of Financial Statements.

                  Whether or not Centennial is subject to Section 13(a) or 15(d) of the Exchange Act, so long as any Securities are outstanding, Centennial will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which Centennial would have been required to file with the Commission pursuant to Section 13(a) or 15(d) if it were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which Centennial would have been required to file such documents if it were so subject. Centennial will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the security register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which Centennial would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act as if Centennial were subject to either of such Sections and (y) if filing such documents by Centennial with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective purchaser of Securities at Centennial's cost. So long as any of the Securities remain outstanding, Centennial will make available to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Issuers have either exchanged the Securities for securities identical in all material respects which have been registered under the Securities Act or until such time as the Holders thereof have disposed of such Securities pursuant to an effective registration statement under the Securities Act.

                  SECTION 4.9. Limitation on Priority Indebtedness and Pari Passu Indebtedness.

                  The Company will not and will not permit any of its Restricted Subsidiaries to Incur any Priority Indebtedness or Pari Passu Indebtedness if the Company's Priority and Pari Passu Debt to Cash Flow Ratio, after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom, would have been 4.75 to 1.0 or higher. The foregoing limitation shall not apply to (a) any Indebtedness otherwise permitted to be incurred pursuant to clauses (i), (ii), (iii), (iv), (v), (vi) (but only to the extent the guarantee permitted by such clause (vi) relates to any Indebtedness permitted to be incurred by this sentence), (viii), (ix), (x), (xi), and (xii) of the third paragraph of Section 4.11, or (b) Pari Passu Indebtedness permitted to be incurred pursuant to clauses (vii) and (xiii) of the third paragraph of Section
4.11 ((a) and (b) together, "Other Permitted Indebtedness"). For purposes of determining compliance with this Section 4.9, in the event an item of Indebtedness meets the criteria of more than one category of exceptions contained in the previous sentence or meets the criteria of the first sentence of this Section 4.9, the Company may, in its sole discretion classify such item of Indebtedness on the date of incurrence in any manner that complies with this
Section 4.9 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such exceptions or pursuant to the first sentence of this Section 4.9.

                  SECTION 4.10. Limitation on Transactions with Related Persons.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") involving in one or a series of related transactions an aggregate consideration in excess of $5,000,000, unless (a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and Centennial delivers an Officers' Certificate to the Trustee certifying that such Affiliate Transaction complies with this clause (a) and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, Centennial delivers to the Trustee a resolution adopted by the majority of the Disinterested Directors approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

                  The foregoing provisions will not apply to the following: (i) transactions between or among the Company and/or any of its Restricted Subsidiaries; (ii) Restricted Payments permitted by the provisions of this Indenture described above under Section 4.3; (iii) the payment of annual management, consulting, monitoring and advisory fees and related expenses to Welsh Carson, Blackstone and their respective Affiliates in an amount in any calendar year not to exceed the greater of (a) $1,000,000 or (b) 1% of Annual Consolidated EBITDA; (iv) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary; (v) payments by the Company or any of its Restricted Subsidiaries to Welsh Carson, Blackstone and their respective Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Company in good faith; (vi) any transaction with respect to which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an investment banking, appraisal or accounting firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (vii) payments or loans to employees or consultants which are approved by a majority of the Board of Directors of the Company in good faith; (viii) any agreement as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders of the Securities in any material respect) or any transaction contemplated thereby; (ix) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause; and (x) any payment pursuant to a tax sharing agreement between the Company and any other Person with which the Company is required or permitted to file a consolidated tax return or with which the Company is or could be part of a consolidated, combined or unitary group for tax purposes, which payments are not in excess of the tax liabilities attributable solely to the Company and its Restricted Subsidiaries (as a consolidated, combined or unitary group).

                  SECTION 4.11. Limitation on Incurrence of Additional Indebtedness.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, issue, create, incur, assume, guarantee or otherwise directly or indirectly become liable for, or otherwise become responsible for, contingently or otherwise (individually or collectively, to "Incur" or, as appropriate, an "Incurrence"), any Indebtedness (including any Acquired Indebtedness). Neither the accrual of interest (including the issuance of "pay in kind" securities or similar instruments in respect of such accrued interest) pursuant to the terms of Indebtedness Incurred in compliance with this Section 4.11, nor the accretion of original issue discount, nor the mere extension of the maturity of any Indebtedness shall be deemed to be an Incurrence of Indebtedness.

                  Notwithstanding the foregoing, the Company, Centennial PR and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) and any Restricted Subsidiary may Incur Acquired Indebtedness if the Company's Debt to Annual EBITDA Ratio, after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom, would have been less than 7.5 to
1.0 thereafter.

                  In addition, the foregoing limitations will not apply to the Incurrence of the following (together, "Permitted Indebtedness"):

                  (i) Indebtedness of the Company or any Restricted Subsidiary under any Senior Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $1.0 billion, reduced by permanent reductions in commitments in satisfaction of the Net Cash Proceeds application requirement set forth in Section 4.14; provided that any Indebtedness under the Senior Credit Facility outstanding on the Issue Date will be deemed to have been incurred under this clause
         (i);

                  (ii) Indebtedness pursuant to the Securities or existing on the Issue Date (other than under the Senior Credit Facility) and Refinancing Indebtedness Incurred to refinance Indebtedness incurred pursuant to this clause (ii);

                  (iii) Indebtedness between the Company and any Restricted Subsidiary of the Company or between Restricted Subsidiaries of the Company, provided that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Holders' rights pursuant to the Securities; provided further that (a) any disposition or transfer of any such Indebtedness to a Person (other than a disposition or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an Incurrence of such Indebtedness by the obligor not permitted by this clause (iii), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the Incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (iii);

                  (iv) Capitalized Lease Obligations, Purchase Money Indebtedness of the Company and any Restricted Subsidiary and any Refinancing Indebtedness incurred to refinance Indebtedness in respect thereof in an aggregate amount or aggregate principal amount, as the case may be, outstanding at any time not to exceed in the aggregate the greater of (x) $75,000,000 and (y) 5% of the Company's Total Assets; provided that in the case of Purchase Money Indebtedness, such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Company or such Restricted Subsidiary of the property purchased or leased with the proceeds thereof;

                  (v) Indebtedness of the Company or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company to the extent none of the foregoing results in the obligation to repay an obligation for money borrowed by any Person;

                  (vi) any guarantee by any Restricted Subsidiary of the Senior Credit Facility or any other Indebtedness made in accordance with the provisions of Section 4.19;

                  (vii) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries in connection with the acquisition of a new Restricted Subsidiary, the majority of whose revenues for the most recent twelve months for which audited or unaudited financial statements are available are from a Related Business, or of property, businesses or assets which, or Capital Stock of a Person all or substantially all of whose assets, are of a type generally used in a Related Business and any Refinancing Indebtedness in respect thereof; provided that the principal amount (or accreted value, as applicable) of such Indebtedness and any Refinancing Indebtedness in respect thereof, together with any other outstanding Indebtedness Incurred pursuant to this clause (vii), does not exceed $40,000,000 in the aggregate at any one time outstanding; provided further that the principal amount of Indebtedness that may be incurred pursuant to this clause (vii) and clause (xi) by any individual Restricted Subsidiary (other than Centennial PR) that is not a Guarantor shall not exceed $25,000,000 in the aggregate at any one time outstanding;

                  (viii) Indebtedness of the Company or any Restricted Subsidiary under standby letters of credit or reimbursement obligations with respect thereto issued in the ordinary course of business and consistent with industry practices; provided that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

                  (ix) Interest Rate Protection Obligations relating to (A) Indebtedness of the Company or any Restricted Subsidiary (which Indebtedness is otherwise permitted to be Incurred under this Section 4.11) or (B) Indebtedness for which a lender has provided a commitment in an amount reasonably anticipated to be Incurred by the Company or any Restricted Subsidiary in the 12 months after such Interest Rate Protection Obligations has been Incurred; provided however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness (including Indebtedness subject to commitments) to which such Interest Rate Protection Obligations relate;

                  (x) Currency Hedging Agreements relating to (A) Indebtedness of the Company or any Restricted Subsidiary and/or (B) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of the fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (xi) Indebtedness of the Company, Centennial PR or any Restricted Subsidiary (other than as otherwise permitted pursuant to this Section 4.11) not to exceed $125,000,000 in the aggregate at any one time outstanding;

                  (xii) Refinancing Indebtedness Incurred to extend, renew, replace or refund Indebtedness permitted under the second paragraph of this covenant or clause (ii) of this paragraph (plus the lesser of (a) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (b) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company reasonably incurred in connection with such refinancing); and

                  (xiii) other Indebtedness of the Company or any Restricted Subsidiary in an amount not greater than the aggregate amount of Net Cash Proceeds from the sale of Capital Stock of the Company or cash contributions made to the capital of the Company (other than in exchange for Disqualified Capital Stock); provided that the amount of such cash contributions ("Excluded Cash Contributions") are designated in an Officer's Certificate as Excluded Cash Contributions and shall not be included in the computation of the amount of Restricted Payments which the Company can make pursuant to Section 4.3.

                  For purposes of determining compliance with this Section 4.11, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (ii) through
(xiii) above or is entitled to be Incurred pursuant to the second paragraph of this covenant, the Company may, in its sole discretion, classify such item of Indebtedness on the date of Incurrence in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the second paragraph hereof.

                  SECTION 4.12. Limitation on Restricting Subsidiary Dividends.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make other distributions on the Capital Stock of any Restricted Subsidiary or pay or satisfy any obligation to the Company or any of the Restricted Subsidiaries or otherwise transfer assets or make or pay loans or advances to the Company or any of the Restricted Subsidiaries, except encumbrances and restrictions existing under (i) any applicable law or any governmental or administrative regulation or order; (ii) Refinancing Indebtedness permitted under this Indenture, provided that the restrictions contained in the instruments governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the instruments governing the Indebtedness being refinanced immediately prior to such refinancing; (iii) restrictions solely with respect to a Restricted Subsidiary imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that such restrictions apply solely to the Capital Stock or assets being sold of such Restricted Subsidiary; (iv) restrictions contained in any agreement relating to a Person or real or tangible personal property acquired after the Issue Date which are not applicable to any Person or property other than the Person or property so acquired and which were not put in place in connection with, or in contemplation of, such acquisition; (v) any agreement (other than those referred to in clause (iv)) of a Person acquired by the Company or a Restricted Subsidiary, which restrictions existed at the time of acquisition; (vi) contractual encumbrances or restrictions in effect on the Issue Date (including encumbrances and restrictions relating to the Senior Credit Facility, the 2013 Senior Notes or the Senior Subordinated Notes or any other Indebtedness outstanding on the Issue Date) and customary encumbrances and restrictions contained in the security agreements related to the Senior Credit Facility each case as such encumbrances or restrictions may be amended, provided that such encumbrances or restrictions as amended are no more restrictive in the aggregate than those contained in contractual encumbrances or restrictions in effect on the Issue Date; (vii) this Indenture and the Securities; (viii) Purchase Money Indebtedness and Capitalized Leases, each for property acquired in the ordinary course of business to the extent such encumbrance or restriction relates to the property underlying the Purchase Money Indebtedness; (ix) Indebtedness of Restricted Subsidiaries otherwise permitted to be Incurred pursuant to Section 4.11 and Section 4.13, provided that such encumbrances or restrictions in the aggregate with all other previous encumbrances or restrictions permitted by this clause (ix), permit payment of cash to the Company in an amount at least equal to 90% of the Annual Consolidated EBITDA for all periods following the Incurrence of such Indebtedness; (x) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (xi) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business to the extent such encumbrance and restriction relates to the activities and assets of such joint venture or similar entity; provided that the Annual Consolidated EBITDA, determined as of the date of execution of any such joint venture or similar agreement, in all such joint ventures or similar entities which are subject to such encumbrances or restrictions does not exceed 10% of the

Company's Annual Consolidated EBITDA on the date of execution of such joint venture or similar agreement; or (xii) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business.

                  SECTION 4.13. Limitation on Liens.

                  The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, Incur or affirm any Lien of any kind (other than a Permitted Lien) securing any Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the date of this Indenture or acquired after the date of this Indenture, or any income or profits therefrom, unless the Securities are directly secured equally and ratably with the Indebtedness secured by such Lien. Notwithstanding the foregoing, any Lien securing the Securities granted pursuant to this Section
4.13 shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holders of all such Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

                  SECTION 4.14. Limitation on Asset Sales and Sales of Subsidiary Stock.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, businesses or assets, including by merger or consolidation or sale and leaseback transaction, and including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary, whether by the Company or a Restricted Subsidiary other than any single transaction or a series of related transactions that involves properties, businesses or assets having a Fair Market Value of less than $10,000,000, as determined in good faith by the Company's Board of Directors (an "Asset Sale"), unless (1) either (a) within one year after the date of such Asset Sale, an amount equal to the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Securities in accordance with the terms of this Indenture and other Indebtedness of the Company ranking on a parity with the Securities from time to time outstanding (including the 2013 Senior Notes) with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Securities and such other Indebtedness then outstanding or to the repurchase of the Securities and such other Indebtedness pursuant to an irrevocable, unconditional offer (the "Asset Sale Offer") to repurchase such Indebtedness at a purchase price (the "Asset Sale Offer Price") of 100% of the principal amount thereof in the case of the Securities or 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) of such Indebtedness, plus, in each case, accrued interest to the date of payment, made within one year of such Asset Sale, or (b) within one year of such Asset

Sale, the Asset Sale Offer Amount is (i) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in tangible assets and property (other than notes, obligations or securities), which in the good faith reasonable judgment of the Company are of a type used in a Related Business, or Capital Stock of a Person (which, if such Person becomes a Subsidiary of the Company by virtue of such Asset Sale, shall initially be designated a Restricted Subsidiary) all or substantially all of whose assets and property (in the good faith reasonable judgment of the Company) are of a type used in a Related Business (provided that, with respect to such Capital Stock, all of the requirements of the last proviso of clause (v) of the third paragraph of this Section 4.14 shall have been satisfied) or (ii) used to permanently retire Indebtedness of the Company, Centennial PR or any Guarantor that is, in each case, Pari Passu Indebtedness or Priority Indebtedness, (2) with respect to any transaction or related series of transactions of securities, property or assets with an aggregate Fair Market Value in excess of $2,500,000, at least 75% of the value of consideration for the assets disposed of in such Asset Sale (excluding (a) Indebtedness of the Company, Centennial PR or any Guarantor that is Pari Passu Indebtedness under a bank credit facility (and any Refinancing Indebtedness issued to refinance any such Indebtedness) or any Priority Indebtedness in each case that is assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date and permitted to have been Incurred pursuant to Section 4.11 (including that in the case of a revolving credit facility or similar arrangement that makes credit available, such commitment is permanently reduced by such amount), (b) Purchase Money Indebtedness secured exclusively by the assets subject to such Asset Sale, which is assumed by a transferee and (c) marketable securities that are promptly converted into cash or Cash Equivalents) consists of cash or Cash Equivalents, provided that any cash or Cash Equivalents received within 12 months following any such Asset Sale upon conversion of any property or assets (other than in the form of cash or Cash Equivalents) received in consideration of such Asset Sale shall be applied promptly in the manner required of Net Cash Proceeds of any such Asset Sale as set forth above (provided further that the Company and its Restricted Subsidiaries shall not be required to receive any cash in connection with the transfer or contribution of assets to a joint venture), and (3) the Board of Directors of the Company determines in good faith that the Company or such Restricted Subsidiary, as applicable, would receive Fair Market Value in consideration of such Asset Sale.

                  An Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (1)(b) above exceeds $20,000,000, the aggregate amount of accumulated Net Cash Proceeds not used for purposes permitted and within the time period by this Section 4.14 being referred to as the "Accumulated Amount". Each Asset Sale Offer shall remain open for 20 Business Days following its commencement and no longer, except as otherwise required by applicable law (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount, plus an amount equal to accrued interest to the purchase of all Indebtedness properly tendered (on a pro rata basis as described above if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest).

                  Notwithstanding the foregoing provisions of the prior two paragraphs and subparagraphs (1), (2) and (3) above:

                  (i) the Company and its Restricted Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of assets acquired and held for resale in the ordinary course of business;

                  (ii) the Company and its Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Section 5.1;

                  (iii) the Company and its Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable;

                  (iv) the Company and its Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets to the Company or any of its Restricted Subsidiaries, provided that such transaction is otherwise in accordance with the terms of this Indenture; and

                  (v) the Company and its Restricted Subsidiaries may exchange, in the ordinary course of business (or, if otherwise than in the ordinary course of business, in the case of exchanges in excess of $15,000,000 upon receipt of a favorable written opinion by an independent financial advisor of national reputation as to the fairness from a financial point of view to the Company or such Restricted Subsidiary of the proposed transaction), all or a portion of its property, businesses or assets for property, businesses or assets or Capital Stock of a Person all or substantially all of whose assets, which are of a type used in the business of the Company on the date of this Indenture or a Related Business (provided that such Person shall initially be designated a Restricted Subsidiary if such Person becomes a Subsidiary of the Company by virtue of such exchange), or a combination of any such property, businesses or assets, or Capital Stock of such a Person and cash or Cash Equivalents; provided that (i) a majority of the Disinterested Directors of the Board of Directors of the Company shall have approved a resolution of the Board of Directors that such exchange is fair to the Company or such Restricted Subsidiary, as the case may be, and (ii) any cash or Cash Equivalents received pursuant to any such exchange shall be applied in the manner applicable to Net Cash Proceeds from an Asset Sale as set forth pursuant to the provisions of subparagraphs (1), (2) and (3) of this
         Section 4.14; and provided further that any Capital Stock of a Person received in an Asset Sale pursuant to this clause (v) shall be owned directly by the Company or a Restricted Subsidiary and, when combined with the Capital Stock of such Person already owned by the Company and its Restricted Subsidiaries, shall constitute a majority of the voting power and Capital Stock of such Person.

                  Restricted Payments and Permitted Investments that are made in compliance with Section 4.3 shall not be deemed to be Asset Sales.

                  Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable federal and state securities laws, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

                  For purposes of this Section 4.14, "Minimum Accumulation Date" means each date on which the Accumulated Amount exceeds $20,000,000. Not later than 10 Business Days after each Minimum Accumulation Date, the Company will, subject to its election pursuant to clause (1) of the first paragraph of this Section, commence an Asset Sale Offer to the Holders and holders of other Indebtedness of the Company ranking pari passu in right of payment with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from asset sales to purchase, on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Securities and such other Indebtedness then outstanding, for cash, Securities and such other Indebtedness that will have an aggregate principal amount (and accreted value, as applicable) on the purchase date equal to the Accumulated Amount, at a purchase price equal to the Asset Sale Offer Price, plus accrued but unpaid interest, if any, to, and including, the date of purchase (the "Asset Sale Purchase Date"), which date shall be no later than 30 Business Days after the first date on which the Asset Sale Offer is required to be made. Notice of an Asset Sale Offer will be sent not later than 20 Business Days prior to the close of business on the earlier of
(a) the third Business Day prior to the Asset Sale Purchase Date and (b) the third Business Day following the expiration of the Asset Sale Offer (such earlier date being the "Final Put Date"), by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders will contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice to Holders, which (to the extent consistent with this Indenture) shall govern the terms of the Asset Sale Offer, shall state:

                           (A) that the Asset Sale Offer is being made pursuant to such notice and this Section 4.14;

                           (B) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued and unpaid interest), the Final Put Date, and the Asset Sale Purchase Date;

                           (C) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

                           (D)      that, unless the Issuers default in
                  depositing cash with the Paying Agent in accordance with the penultimate paragraph of this Section 4.14 or such payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

                           (E) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding anything this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the Final Put Date;

                           (F) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) receives, up to the close of business on the Final Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                           (G) that if Indebtedness in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer is tendered and not withdrawn, the Issuers shall purchase Indebtedness on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) thereof (with such adjustments as may be deemed appropriate by the Issuers so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                           (H) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                           (I) a brief description of the circumstances and relevant facts regarding such Asset Sales.

                  On or before an Asset Sale Purchase Date, the Issuers shall
(i) accept for payment Securities or portions thereof properly tendered and not properly withdrawn pursuant to the Asset Sale Offer on or before the Final Put Date (on a pro rata basis if required pursuant to paragraph (7) hereof), (ii) deposit with the Paying Agent cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Issuers. The Paying Agent shall on each Asset Sale Purchase Date mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Trustee shall not be deemed to have notice of any Asset Sale Purchase Date unless a Trust Officer receives notice thereof from the Issuers or any Holder.

                  If the amount required to acquire all Indebtedness properly tendered by Holders pursuant to the Asset Sale Offer (the "Acceptance Amount") made pursuant to this Section 4.14 is less than the Asset Sale Offer Amount, the excess of the Asset Sale Offer Amount over the Acceptance Amount may be used by the Company for general corporate purposes without

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restriction, unless otherwise restricted by the other provisions of this
Indenture. Upon consummation of any Asset Sale Offer made in accordance with the terms of this Indenture, the Accumulated Amount will be reduced to zero irrespective of the amount of Indebtedness tendered pursuant to the Asset Sale Offer.

                  SECTION 4.15. Waiver of Stay, Extension or Usury Laws.

                  The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.16. [INTENTIONALLY OMITTED].

                  SECTION 4.17. Limitation on Unrestricted Subsidiaries.

                  The Company may designate any Subsidiary (other than Centennial PR) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                  (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                  (b) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to Section 4.3 above in an amount (the "Designation Amount") equal to the greater of (1) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP and (2) the Fair Market Value of the Company's interest in such Subsidiary as determined in good faith by the Company's Board of Directors;

                  (c) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary;

                  (d) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Indebtedness of an Unrestricted Subsidiary, provided that an Unrestricted Subsidiary may provide a Guarantee for the Securities; and

                  (e) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the

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         Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

                  In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to
Section 4.3 for all purposes of this Indenture in the Designation Amount.

                  The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time (x) provide credit support for (provided that operational contracts in the ordinary course of business shall not be deemed credit support), or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument constituting such Indebtedness) (other than Permitted Investments in Unrestricted Subsidiaries or Investments that are permissible under Section 4.3) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.

                  The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

                  (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

                  (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture; and

                  (c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that is Permitted Indebtedness and Other Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the Incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was Incurred on the date of the Revocation, the Company could Incur $1.00 of additional Indebtedness (other than Indebtedness that is Permitted Indebtedness and Other Permitted Indebtedness) pursuant to Section 4.11.

                  All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

                  SECTION 4.18. Limitation on Lines of Business.

                  Neither the Company nor any of its Restricted Subsidiaries shall directly or indirectly engage in any line or lines of business activity other than that which, in the reasonable, good faith judgment of the Board of Directors of the Company, is a Related Business.

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

                  SECTION 4.19. Limitation on Issuances of Guarantees; Release of Guarantee and Issuer Obligations.

                  (a) The Company will not cause or permit any Restricted Subsidiary (other than Centennial PR or a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness (other than a guarantee) of the Company, Centennial PR or any Guarantor (other than under the Senior Credit Facility) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of the Securities on the same terms as the guarantee of such Indebtedness except that such guarantee need not be secured unless required pursuant to Section 4.13 and if such Indebtedness is by its terms expressly subordinated to the Securities, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's Guarantee of the Securities at least to the same extent as such Indebtedness is subordinated to the Securities; provided that, unless the 2013 Senior Notes or the Senior Subordinated Notes are guaranteed by a particular Restricted Subsidiary (other than Centennial PR or a Guarantor), the foregoing shall not be applicable to any guarantee of (A) Indebtedness of a Foreign Restricted Subsidiary by a Foreign Restricted Subsidiary and (B) Indebtedness of such Restricted Subsidiary that existed at the time it became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and any guarantees of Indebtedness that could have been incurred by such Restricted Subsidiary directly pursuant to Section 4.11.

                  (b) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (i) any direct or indirect sale, exchange or transfer, to any Person of all or substantially all the assets of such Restricted Subsidiary, or upon a direct or indirect sale or transfer of capital stock of such Guarantor, as a result of which such Guarantor ceases to be a Subsidiary of the Company, or upon the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture which transaction is otherwise in compliance with the terms of this Indenture or (ii) the release by the holders of the Indebtedness of the Company, Centennial PR or any Guarantor described in clause (a) above of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), which resulted in the Securities being guaranteed by such Restricted Subsidiary, at such time as (A) no other Indebtedness of the Company, Centennial PR or any Guarantor, as applicable, has been secured or guaranteed by such Restricted Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness); provided that this clause (b) of this Section 4.19 will continue to be applicable from and after any Investment Grade Date.

                  (c) Notwithstanding the foregoing clauses (a) and (b) and subject to the provisions of Section 5.1, Centennial PR's obligations as an Issuer of the Securities shall be automatically and unconditionally released and discharged upon any direct or indirect sale, exchange or transfer to any Person of all or substantially all of the assets of Centennial PR, or upon a direct or indirect sale or transfer of capital stock of Centennial PR as a result of which Centennial PR ceases to be a Subsidiary of the Company, which transaction is otherwise in

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

compliance with the terms of this Indenture; provided that this clause (c) of this Section 4.19 will continue to be applicable from and after any Investment Grade Date.

                  SECTION 4.20. Waiver of Compliance with Certain Covenants.

                  The Issuers may omit in any particular instance to comply with any covenant or condition set forth in Sections 4.3 and 4.8 through 4.19 if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding shall, by act of such Holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                  SECTION 4.21. Termination of Certain Covenants

                  Notwithstanding anything in this Indenture to the contrary, from and after the first date after the Issue Date on which the Securities have an Investment Grade Rating and no Default or Event of Default has occurred and is continuing (the "Investment Grade Date"), the Company, Centennial and the Restricted Subsidiaries will no longer be subject to the provisions of Sections 4.3, 4.9, 4.10, 4.11, 4.12, 4.14, 4.17, 4.18 and 4.19 (with regards to Section
4.19, except as set forth therein).

                                    ARTICLE V
                              SUCCESSOR CORPORATION

                  SECTION 5.1. Limitation on Merger, Sale or Consolidation.

                  The Company will not consolidate with or merge with or into another Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its properties and assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions which would result in a sale, lease, conveyance, transfer or other disposition of all or substantially all of the properties and assets of the Company on a consolidated basis, unless (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is an entity organized under the laws of the United States, any state thereof or the District of Columbia or the Commonwealth of Puerto Rico and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities, this Indenture and the Registration Rights Agreement, as the case may be, and the Securities, this Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented (and any Guarantee shall be confirmed as applied to the surviving entity's obligations);
(ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction) to such transaction; (iii) immediately before and immediately after giving effect to such transaction on a

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

pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), either the Company or the resulting surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Annual EBITDA Ratio provision set forth in the second paragraph of Section 4.11, or such Debt to Annual EBITDA Ratio would be lower than such ratio immediately prior to such transaction; provided that this clause (iii) will no longer be applicable from and after any Investment Grade Date; (iv) at the time of the transaction described above, each Issuer, unless Centennial is the other party to the transaction described above, in which case Section 5.1(i)(b) above shall apply, will have by supplemental indenture confirmed that it remains a co-obligor under this Indenture and the Securities; (v) at the time of the transaction described above, each Guarantor, if any, unless it is the other party to the transaction described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and the Securities; and (vi) at the time of the transaction described above, the Company or the resulting surviving or transferee entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

                  Notwithstanding the foregoing, any Restricted Subsidiary may merge with and into any other Restricted Subsidiary or the Company.

                  Centennial will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Company, Centennial PR or any Guarantor, as applicable) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company, Centennial PR or any Guarantor, as applicable) unless at the time and after giving effect thereto (i) either (a) Centennial will be the continuing corporation or (b) the Person (if other than Centennial) formed by such consolidation or into which Centennial is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of Centennial on a consolidated basis will be an entity duly organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of Centennial under the Securities and this Indenture and the Registration Rights Agreement and such Security, Indenture and Registration Rights Agreement will remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and (iii) at the time of the transaction Centennial or the surviving entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein

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

provided for relating to such transaction have been complied with. In the event that the Company shall merge or consolidate with or into Centennial, the provisions of the first paragraph of this Section 5.1 are also required to be satisfied.

                  SECTION 5.2. Successor Corporation Substituted.

                  Upon any consolidation or merger or any transfer (other than a lease) of all or substantially all of the assets of the Company or Centennial, as the case may be in accordance with the foregoing, the successor entity formed by such consolidation or into which the Company or Centennial, as the case may be, is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Centennial, as the case may be, under this Indenture with the same effect as if such successor entity had been named herein as the Company or Centennial, as the case may be, and the Company or Centennial, as the case may be, shall be released from the obligations under the Securities, this Indenture and the Registration Rights Agreement.

                  SECTION 5.3. Release of Centennial PR

                  Upon any transfer (other than by way of lease) of all or substantially all of the assets of Centennial PR to a Restricted Subsidiary, at its election Centennial PR shall be released from its obligations under the Securities, this Indenture and the Registration Rights Agreement, provided that
(i) such Restricted Subsidiary is duly organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia or the Commonwealth of Puerto Rico, (ii) such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of Centennial PR under the Securities, this Indenture and the Registration Rights Agreement, (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default has or will have occurred and is or be continuing; and (iv) at the time of any such transfer Centennial PR will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such transfer and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. In any such case, such successor Person shall succeed to, and be substituted for, and may exercise every right and power of, Centennial PR under this Indenture and the Registration Rights Agreement with the same effect as if such successor Person had been named herein as Centennial PR.

                                   ARTICLE VI
                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 6.1. Events of Default.

                  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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

                           (1) the failure by the Issuers to pay any installment of interest or Additional Interest, if any, on the Securities as and when the same becomes due and payable and the continuance of such failure for 30 days;

                           (2) the failure by the Issuers to pay all or any part of the principal, or premium, if any, on the Securities when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price in accordance with Article XI or the Asset Sale Offer Price in accordance with Section 4.14;

                           (3) the failure by the Issuers to observe or perform any other covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 6.1), and the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities outstanding, specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                           (4) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of Centennial, the Company, Centennial PR or any Significant Restricted Subsidiaries in an involuntary case or proceeding under the applicable Bankruptcy Law or (b) a decree or order adjudging Centennial, the Company, Centennial PR or any Significant Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Centennial, the Company, Centennial PR or any Significant Restricted Subsidiary under any applicable federal or state law, or appointing a Custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Centennial, the Company, Centennial PR or any Significant Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

                           (5) (a) Centennial, the Company, Centennial PR or any Significant Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) Centennial, the Company, Centennial PR or any Significant Restricted Subsidiary consents to the entry of a decree or order for relief in respect of Centennial, the Company, Centennial PR or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) Centennial, the Company, Centennial PR or any Significant Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) Centennial, the Company, Centennial PR or any Significant Restricted Subsidiary (I) consents to the filing of such petition or the appointment of, or taking possession by, a Custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Centennial, the Company, Centennial PR, such Significant Restricted Subsidiary or of any substantial part of their respective properties, (II) makes an assignment for the benefit of creditors or (III) admits in writing its inability to pay its debts generally as they become due or (e) Centennial, the Company, Centennial PR or any Significant Restricted Subsidiary takes any corporate action in furtherance of any such actions in this clause (5) of this
                  Section 6.1;

                           (6) the Guarantee of any Guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by any such Guarantor or the Company or any of its Subsidiaries not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture or Centennial shall for any reason cease to be, or shall for any reason be asserted in writing not to be, a co-obligor pursuant to the Securities, except to the extent contemplated by this Indenture and the Securities;

                           (7) one or more defaults in any Indebtedness for money borrowed by Centennial, the Company, Centennial PR or any Restricted Subsidiaries (or the payment of which is guaranteed by Centennial, the Company, Centennial PR or any of the Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default results from the failure to pay Indebtedness at its final maturity date or results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness which was not paid at its final maturity date or the maturity of which has been so accelerated, aggregates in excess of $25,000,000 or more; and

                           (8) final unsatisfied judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency aggregating in excess of $25,000,000 (exclusive of any portion of any such payment covered by insurance, if and to the extent the insurer has acknowledged in writing its liability therefor), at any one time are rendered against Centennial, the Company, Centennial PR or any of their Restricted Subsidiaries and not stayed, bonded or discharged within 60 days.

                  SECTION 6.2. Acceleration of Maturity Date; Rescission and Annulment.

                  If an Event of Default occurs and is continuing (other than an Event of Default specified in Sections 6.1(4) and (5), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Issuers (and to the Trustee if given by the Holders) (an "Acceleration Notice"), may declare all principal of the Securities (or the Change of Control Purchase Price if the Event of Default includes failure to pay the Change of Control Purchase Price), determined as set forth below, including in each case accrued interest thereon to be due and payable immediately; provided that so long as the Senior Credit Facility shall be in full force and effect, if an Event of

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

Default shall have occurred and be continuing (other than as specified in clause
(4) or (5) with respect to Centennial, the Company, Centennial PR, any Guarantor or any Significant Restricted Subsidiary), any such acceleration shall not be effective until the earlier to occur of (x) five Business Days following delivery of a written notice of such acceleration of the Securities to the agent under the Senior Credit Facility and (y) the acceleration of any Indebtedness under the Senior Credit Facility. If an Event of Default specified in clauses
(4) and (5) above relating to Centennial, the Company, Centennial PR, any Guarantor or any Restricted Subsidiary occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

                  At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

                           (A) the Issuers have paid or deposited with the Trustee cash sufficient to pay (A) all overdue interest on all Securities, (B) the principal of (and premium, if any, applicable to any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

                           (B) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in
                  Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 11.1.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

                  SECTION 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Issuers covenant that if an Event of Default in payment of principal, premium, or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Issuers shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any), interest and Additional Interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest and Additional Interest, if any, at the rate borne by the Securities, and, in

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addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any other obligor upon the Securities, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  SECTION 6.4. Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor upon the Securities or the property of the Issuers or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions under the TIA, including (1) to file and prove a claim for the whole amount of principal (and premium, if any), interest and Additional Interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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                  SECTION 6.5. Trustee May Enforce Claims Without Possession of
Securities.

                  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

                  SECTION 6.6. Priorities.

                  Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the Trustee in payment of all amounts due pursuant to Section 7.7;

                  SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any), interest and Additional Interest, if any, on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

                  THIRD:   To the Issuers.

                  SECTION 6.7. Limitation on Suits.

                  No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default; (B) the Holders of not less than 25% in aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request; (D) the Trustee for 15 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (E) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in principal amount of the outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain

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

priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                  SECTION 6.8. Unconditional Right of Holders to Receive Principal, Premium, Interest and Additional Interest.

                  Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and accrued interest and Additional Interest (if any) on, such Security on the Maturity Date of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of the Change of Control Purchase Price, on the applicable Change of Control Purchase Date, and in the case of an Asset Sale Offer, the Asset Sale Offer Price on the Asset Sale Purchase Date), and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

                  SECTION 6.9. Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 6.10. Delay or Omission Not Waiver.

                  No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION 6.11. Control by Holders.

                  The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that (1) such direction shall not be in conflict with any rule of law or with this Indenture, (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction,
(3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, (4) the Trustee may require indemnification to its satisfaction before taking any action in accordance with such direction and (5) the Trustee shall not be liable with respect to any action so taken in good faith.

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

                  SECTION 6.12. Waiver of Past Default.

                  Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, prior to the declaration of the acceleration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default (A) in the payment of the principal of, premium, if any, or interest on, any Security as specified in clauses (1) and (2) of
Section 6.1, or (B) in respect of a covenant or provision hereof which, under
Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

                  SECTION 6.13. Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Issuers, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

                  SECTION 6.14. Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII
                                    TRUSTEE

                  The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

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                  SECTION 7.1. Duties of Trustee.

                  (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of a Default or an Event of Default:

                           (A) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture.

                           (B) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (A) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

                           (B) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (C) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1 and shall extend to the Registrar and Paying Agent.

                  (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Issuers. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

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

                  SECTION 7.2. Rights of Trustee.

                  Subject to Section 7.1:

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.4 and 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                  (e) The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books, records and premises of the Issuers personally or by agent or attorney.

                  (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                  (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (h) The Trustee shall have no duty to inquire as to the performance of the covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder except (i) any Event of Default occurring pursuant to Section 6.1(1) or 6.1(2), or (ii) any Default or Event of Default of which the Trustee shall have received notification or obtained knowledge. In the absence of such actual knowledge or notice, the Trustee may conclusively assume that no default has occurred and is continuing under this Indenture.

                  (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

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

                  SECTION 7.3. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of the Company's Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.4. Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity, adequacy or priority of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

                  SECTION 7.5. Notice of Default.

                  If a Default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Purchase Date, the payment of the Redemption Price on the Redemption Date and the payment of the Asset Sale Offer Price on the Asset Sale Purchase Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

                  SECTION 7.6. Reports by Trustee to Holders.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

                  The Issuers shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

                  A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuers and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                  SECTION 7.7. Compensation and Indemnity.

                  The Issuers agree to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such

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

expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

                  The Issuers agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or willful misconduct on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee for which it may seek indemnity. The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence or willful misconduct.

                  To secure the Issuers' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Issuers' obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Issuers' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

                  SECTION 7.8. Replacement of Trustee.

                  The Trustee may resign by so notifying the Issuers in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuers and the Trustee in writing and may appoint a successor trustee with the Issuers' consent. The Issuers may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10;

                  (b)      the Trustee is adjudged bankrupt or insolvent;

                  (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities

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

may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that and provided that all sums owing to the trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Issuers' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9. Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

                  SECTION 7.10. Eligibility; Disqualification.

                  The Trustee shall at all times satisfy the requirements of TIA
Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

                  SECTION 7.11. Preferential Collection of Claims Against the Issuers.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                  SECTION 7.12. Wire Transfers and Investments.

                  (a) The Trustee shall be authorized to seek confirmation of fund transfer instructions by telephone call-back to the person or persons designated on Exhibit E hereto, and the Trustee may rely upon the confirmations of any one purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing

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

actually received and acknowledged by the Trustee. The parties to this Indenture acknowledge that such security procedure is commercially reasonable.

                  (b) It is understood that the Trustee and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated.

                  (c) All money held by the Trustee in any of the accounts or funds established pursuant hereto shall be invested in Marketable U.S. Securities upon receipt of a Company Request. In the absence of such Company Request, the Trustee shall invest in those items described in clause (vi) of the definition of Marketable U.S. Securities. The Trustee may act as principal or agent in the acquisition or disposition of investments. The Trustee shall not be responsible for any loss of any investment made in accordance herewith.

                                  ARTICLE VIII
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 8.1. Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at its option and at any time, elect to have
Section 8.2 or Section 8.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

                  SECTION 8.2. Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuers, any Guarantor and any other obligor upon the Securities shall be deemed to have been discharged from their obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers, any Guarantor and any other obligor upon the securities shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such Section 8.4, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Issuers' obligations with respect to such Securities under Sections 2.4, 2.7, 2.10, 2.13, 2.14, 2.15 and 4.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company

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

may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Securities.

                  SECTION 8.3. Covenant Defeasance.

                  Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuers shall be released from their obligations under the covenants contained in Sections 4.3, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.17, 4.18, 4.19, and Article V (other than the obligation of any successor to assume the obligations of the Issuers hereunder) with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuers need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. If Covenant Defeasance occurs, the events listed in Section 6.1, other than those described in subsections (1), (2), (4) and (5), shall no longer constitute Events of Default with respect to the Securities.

                  SECTION 8.4. Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Securities:

                  (a) any of the Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, U.S. Legal Tender, non-callable Government Securities or a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest and Additional Interest, if any, on such Securities on the Stated Maturity or on the applicable Redemption Date of such principal or installment of principal of, premium, if any, or interest on such Securities, and the Holders of Securities must have a valid, perfected, exclusive security interest in such trust; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or non-callable Government Securities to said payments with respect to the Securities;

                  (b) in the case of an election under Section 8.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable

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         to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
         (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in each case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance, and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.1(4) or 6.1(5) is concerned, at any time in the period ending on the 91st day after the date of such deposit (other than a Default which results from the borrowing of amounts to finance the defeasance and which borrowing does not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which Centennial, the Company or any Restricted Subsidiary is a party or to which it is bound) (it being understood that such condition will not be satisfied until the expiration of such 91-day period);

                  (e) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that (assuming that no Holder of any Securities would be considered an insider of the Company under any applicable bankruptcy or insolvency law) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (f) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee for the Securities to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of any of the Issuers or any Guarantor;

                  (g) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which any of the Issuers, any Guarantor or any of their Subsidiaries is bound;

                  (h) the Company, Centennial or Centennial PR shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company, Centennial or Centennial PR with the intent of preferring the Holders of such Securities over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, Centennial, Centennial PR or others; and

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                  (i)      the Company shall have delivered to the Trustee an
         Officers' Certificate and Opinion of Counsel each stating that all conditions precedent provided for or relating to either the Legal Defeasance under Section 8.2 or the Covenant Defeasance under Section
         8.3 (as the case may be) have been complied with as contemplated by this Section 8.4.

                  SECTION 8.5. Deposited U.S. Legal Tender and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.6, all U.S. Legal Tender and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  SECTION 8.6. Repayment to the Issuers.

                  Subject to any applicable escheat or abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company within sixty (60) days after termination of such two-year period; and the Holder of such Security shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease. The Trustee shall not be liable to the Issuers or any Holder for interest on funds held by it for the payment and discharge of the interest, or premium (if any) on or principal of any of the Securities to any Holder. The Issuers shall not be liable for any interest on the sums paid to it pursuant to this paragraph and shall not be regarded as a trustee of such money.

                  SECTION 8.7. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or Government Securities in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.2 and 8.3, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash held by the Trustee or Paying Agent.

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                                   ARTICLE IX
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 9.1. Supplemental Indentures Without Consent of
Holders.

                  Without the consent of any Holder, the Issuers, any Guarantor and any other obligor under the Securities when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                           (A) to evidence the succession of another Person to Centennial, the Company, Centennial PR or a Guarantor, and the assumption by any such successor of the covenants of Centennial, the Company, Centennial PR or such Guarantor in this Indenture and in the Securities and in any Guarantee in accordance with Section 5.1;

                           (B) to add to the covenants of Centennial, the Company, Centennial PR, any Guarantor or any other obligor upon the Securities for the benefit of the Holders of the Securities or to surrender any right or power conferred upon Centennial, the Company, Centennial PR, any Guarantor or any other obligor upon the Securities, as applicable, in this Indenture, in the Securities or in any Guarantee;

                           (C) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Securities or any Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Securities or any Guarantee or make any other provisions with respect to matters or questions arising under this Indenture, the Securities or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders of the Securities;

                           (D) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

                           (E) to add a Person as a Guarantor under this Indenture;

                           (F) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or

                           (G) to provide for the issuance of Additional Securities under this Indenture; or

                           (H) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Securities as additional security for the payment and performance of Centennial's, the Company's, Centennial PR's and any Guarantor's obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged

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                  or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

                  SECTION 9.2. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

                  Subject to Section 6.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, including Additional Securities, if any, by written act of said Holders delivered to the Issuers and the Trustee, the Issuers, the Guarantors and any other obligor under the Securities when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8, the Holder or Holders of not less than a majority, in principal amount of then outstanding Securities, including Additional Securities, if any, may waive compliance by the Issuers with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

                           (A) change the Stated Maturity of, or the Change of Control Purchase Date or the Asset Sale Offer Period on, or change to an earlier date any Redemption Date of, any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest or Additional Interest, if any, thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the redemption provisions or the provisions of Article XI, including, in each case, amending, changing or modifying any definitions related thereto, but only to the extent such definitions relate thereto, in a manner adverse to the Holders;

                           (B) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture;

                           (C) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

                           (D)      except as otherwise permitted under Section
                  5.1 consent to the assignment or transfer by Centennial, the Company or any Guarantor of any of its rights and obligations under this Indenture; or

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                           (E)      amend or modify any of the provisions of
                  this Indenture relating to the Guarantee in any manner adverse to the Holders of the Securities.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

                  After an amendment, supplement or waiver under this Section
9.2 or Section 9.4 becomes effective, it shall bind each Holder.

                  In connection with any amendment, supplement or waiver under this Article IX, the Issuers may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

                  SECTION 9.3. Compliance with TIA.

                  Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.4. Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Issuers or the Person designated by the Issuers as the Person to whom consents should be sent if such revocation is received by the Issuers or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Issuers may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Record Date shall be the date so fixed by the Issuers notwithstanding the provisions of the TIA. If a Record Date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date.

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                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (8) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

                  SECTION 9.5. Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

                  SECTION 9.6. Trustee to Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                   ARTICLE X
                                FUTURE GUARANTEES

                  SECTION 10.1. Future Guarantees. Any Person that becomes a Guarantor, jointly and severally, fully, unconditionally and irrevocably guarantees as primary obligors and not merely as a sureties, the obligations of the Company under the Securities and this Indenture, and guarantees to each Holder of a Security authenticated and delivered by the Trustee in accordance with the terms hereof, and to the Trustee on behalf of such Holder, that (a) the Company will make payment of the principal of and interest (including Additional Interest, if any) on the Securities will be paid in full when due, whether at the Maturity Date, by acceleration, redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder, including obligations arising under Articles III and VII hereof, will be

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paid in full or performed, all in accordance with the terms hereof and thereof and (b) the full performance, within applicable grace periods, of all other obligations of the Company under this Indenture and the Securities which may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article X, notwithstanding any extension or renewal.

                  Each Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                  Each Guarantor waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Issuers or any other Person, protest, notice and all demands whatsoever and covenant that the Guarantee of such Guarantor shall not be discharged as to any Security except by complete performance of the obligations contained in such Security, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection.

                  Each Guarantor agrees that, in the event of a default in payment of principal or interest, including contingent interest, if any, on such Security, whether at the Maturity Date of the Security, by acceleration, redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of or by the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Guarantee without first proceeding against the Company or any other Guarantor, if any. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of the Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article X, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligation as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

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                  The Guarantee shall remain in full force and effect and
continue to be effective should any petition be filed by or against the Company for liquidation, dissolution or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers' assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, for the purposes of the amounts due under the Guarantee, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  Notwithstanding anything to contrary herein, nothing in this
Section X shall constitute a guarantee by any Guarantor of any obligations of Centennial or Centennial PR under the Securities and this Indenture.

                  SECTION 10.2. Supplemental Indenture. Any Person that chooses or is required to become a Guarantor after the date of this Indenture shall (a) execute and deliver to the Trustee a supplement to this Indenture in accordance with the provisions of Article IX of this Indenture, pursuant to which such Person shall agree to guarantee the Securities and the obligations of the Company thereunder and hereunder in accordance with the provisions of this
Article X and (b) deliver promptly to the Trustee (i) the supplemental indenture executed by such Person referred to in (a) above, and (ii) an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such supplemental indenture has been duly executed and delivered by such Person and is in compliance with the terms of this Indenture. Upon the execution of any such supplemental indenture, each reference to the "Guarantor" in this Indenture shall be deemed to refer to such Person and all other Guarantors. If more than one Guarantor exists at any time hereafter, the obligations of all such Guarantors shall be joint and several.

                  SECTION 10.3. Limitation of Guarantors' Liability. Each Guarantor, and by its acceptance hereof, each Holder confirms that it is the intention of all such parties that the Guarantee by each Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, each of the Holders and each Guarantor irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 10.4. Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.1; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or

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based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Securities shall have been paid in full.

                  SECTION 10.5. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

                  SECTION 10.6. Contribution. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all its obligations under the Guarantee to a contribution from each other Guarantor, if any, in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

                                   ARTICLE XI
                           RIGHT TO REQUIRE REPURCHASE

                  SECTION 11.1. Repurchase of Securities at Option of the Holder Upon a Change of Control.

                  (a) In the event that a Change of Control has occurred, unless all Securities have been called for redemption, each Holder of Securities will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Issuers (the "Change of Control Offer"), to require the Issuers to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of such Holder's Securities, on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control at a cash price (the "Change of Control Purchase Price") equal to 101% of the aggregate principal amount thereof, together with any accrued and unpaid interest to the Change of Control Purchase Date. The Change of Control Offer shall be made within 30 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Issuers shall purchase all Securities properly tendered in response to the Change of Control Offer. Notwithstanding the foregoing, the Issuers will not be required to make a Change of Control Offer if, upon a Change of Control, a third party (A) makes an offer to purchase Securities in the manner, at the times and otherwise in compliance with the requirements set forth in this Article XI and (B) purchases all Securities validly tendered and not withdrawn under such offer to purchase.

                  (b) In the event that, pursuant to this Section 11.1, the Issuers shall be required to commence a Change of Control Offer, the Issuers shall follow the procedures set forth in this Section 11.1 as follows:

                           (A) the Issuers shall provide the Trustee with notice of the Change of Control Offer at least 5 Business Days before the commencement of any Change of Control Offer; and

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                           (B)      on or before the commencement of any Change
                  of Control Offer, the Issuers or the Trustee (upon the request and at the expense of the Issuers) shall send, by first-class mail, a notice to each of the Holders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                  (ii) that the Change of Control Offer is being made pursuant to such notice and this Section 11.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                  (iii) the Change of Control Purchase Price (including the amount of accrued and unpaid interest), the Change of Control Purchase Date and the Change of Control Put Date (as defined below);

                  (iv) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

                  (v) that, unless the Issuers default in depositing cash with the Paying Agent in accordance with the last paragraph of this clause (b) or such payment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                  (vi) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Change of Control Purchase Date and (b) the third Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

                  (vii) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business (5:00 p.m. New York
         Time) on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                  (viii) a brief description of the events resulting in such Change of Control.

                  On or before the Change of Control Purchase Date, the Issuers will (i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Issuers. The Paying Agent promptly will deliver to the Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price (together with any accrued and unpaid interest), and the Trustee will promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted will be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will announce publicly the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                  Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws and the Issuers may modify a Change of Control Offer to the extent necessary to effect such compliance.

                                  ARTICLE XII
                                 MISCELLANEOUS

                  SECTION 12.1. TIA Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

                  SECTION 12.2. Notices.

                  Any notices or other communications to the Issuers or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Issuers or any Guarantor:

                  c/o Centennial Communications Corp.
                  3349 Route 38
                  Building A
                  Wall, New Jersey  07719
                  Attention: Tony L. Wolk
                  Telecopy: 732-556-2245

                  if to the Trustee:

                  U.S. Bank National Association
                  60 Livingston Avenue
                  St. Paul, Minnesota 55107-2292
                  Attention: Corporate Trust Services
                  Telecopy: 651-495-8097

                  Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 12.3. Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

                  SECTION 12.4. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, such Person shall furnish to the
Trustee:

                           (A) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (B) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 12.5. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (A) a statement that the Person making such certificate or opinion has read such covenant or condition;

                           (B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (C) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (D) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                  SECTION 12.6. Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 12.7. Legal Holidays.

                  A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  SECTION 12.8. Governing Law.

                  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE ISSUERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR RESPECTIVE PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUERS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                  SECTION 12.9. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of Centennial, the Company or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 12.10. No Recourse Against Others.

                  No direct or indirect stockholder (or partner, limited liability company member or employee of a stockholder), employee, officer or director, as such, past, present or future of the Issuers or any successor entity or any Affiliate thereof shall have any personal liability in respect of the obligations of the Issuers under the Securities or this Indenture by reason of his or its status as such stockholder (or partner, limited liability company member or employee of a stockholder), employee, officer or director. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

                  SECTION 12.11. Successors.

                  All agreements of the Issuers in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 12.12. Duplicate Originals.

                  All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

                  SECTION 12.13. Severability.

                  In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  SECTION 12.14. Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 12.15. Qualification of Indenture.

                  The Issuers shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Issuers and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Issuers any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                  SECTION 12.16. Registration Rights.

                  Certain Holders of the Securities are entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

                                  ARTICLE XIII
                           SATISFACTION AND DISCHARGE

                  SECTION 13.1. Satisfaction and Discharge of Indenture.

                  This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities as expressly provided for herein) as to all outstanding Securities and Guarantees hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (a)      either

                           (1)      all such Securities theretofore
                  authenticated and delivered (other than lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation; or

                           (2) all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable,
                  (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest at maturity and Additional Interest, Stated Maturity or Redemption Date;

                  (b) Centennial, the Company, Centennial PR or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (c) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in form and substance satisfactory to the Trustee, each stating that (i) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument (in the case of the legal opinion, such material agreements or instruments as are known to such counsel) to which Centennial, the Company, Centennial PR, any Guarantor or any Subsidiary of the Company is a party or by which Centennial, the Company, Centennial PR, any Guarantor or any Subsidiary of the Company is bound.

                  Notwithstanding the satisfaction and discharge hereof, the obligations of the Issuers to the Trustee under Section 7.7 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause
(2) of subsection (a) of this Section 13.1, the obligations of the Trustee under
Section 13.2 shall survive.

                  SECTION 13.2. Application of Trust Money.

                  Subject to the provisions of the last paragraph of Section 2.4, all United States dollars deposited with the Trustee pursuant to Section
13.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on, the Securities for whose payment such United States dollars have been deposited with the Trustee.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                            CENTENNIAL COMMUNICATIONS CORP.

                            By:     /s/ TONY L. WOLK
                                 -------------------------------------------
                                  Name: Tony L. Wolk
                                  Title:  Senior Vice President, General Counsel

                            CENTENNIAL CELLULAR OPERATING CO. LLC,
                            a Delaware limited liability company

                            By: Centennial Communications Corp.,
                               as sole member

                            By:     /s/ TONY L. WOLK
                                 -------------------------------------------
                                  Name: Tony L. Wolk
                                  Title:  Senior Vice President, General Counsel

                            CENTENNIAL PUERTO RICO OPERATIONS CORP.

                            By:     /s/ TONY L. WOLK
                                 -------------------------------------------
                                  Name: Tony L. Wolk
                                  Title:  Senior Vice President, General Counsel

                            U.S. BANK NATIONAL ASSOCIATION,
                            as Trustee

                            By:     /s/ FRANK P. LESLIE III
                                 -------------------------------------------
                                  Name: Frank P. Leslie III
                                  Title: Vice President

                                                                     EXHIBIT A-1

                                 [FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO CENTENNIAL COMMUNICATIONS CORP., CENTENNIAL CELLULAR OPERATING CO. LLC AND CENTENNIAL PUERTO RICO OPERATIONS CORP. (COLLECTIVELY, THE ISSUERS") OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE,
(III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF CENTENNIAL.

THIS SECURITY AND THE RELATED GUARANTEE (TOGETHER, "THE SECURITY") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUERS THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED
(X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF ANY OF THE ISSUERS AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE ISSUERS, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE

                                      A-1-1

SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER THE SECURITIES ACT) REGULATION S UNDER THE SECURITIES ACT.



                                     A-1-2

                      CENTENNIAL CELLULAR OPERATING CO. LLC
                         CENTENNIAL COMMUNICATIONS CORP.
                     CENTENNIAL PUERTO RICO OPERATIONS CORP.

                           8-1/8% SENIOR NOTE DUE 2014



No.  ____                                                      $______________

CUSIP No.  144A:  151352AA9
           REGULATION S:  U13950AA5

            Centennial Cellular Operating Co. LLC, a Delaware limited liability company (hereinafter called the "Company," which term includes any successors under the Indenture defined herein), Centennial Communications Corp., a Delaware corporation (hereinafter called "Centennial," which term includes any successors under the Indenture), and Centennial Puerto Rico Operations Corp., a Delaware corporation (hereinafter called "Centennial PR," which term includes any successors under the Indenture, and, together with the Company and Centennial, the "Issuers"), for value received, hereby promise to pay to Cede & Co., or registered assigns, the principal sum of $_____________ dollars, on February 1, 2014.

            Interest Payment Dates: August 1 and February 1, commencing August 1, 2004

            Record Dates:  July 15 and January 15

            Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.



                                     A-1-3

            IN WITNESS WHEREOF, the Company and Centennial have caused this Instrument to be duly executed under their corporate seal.

Dated:

                                 CENTENNIAL COMMUNICATIONS CORP.



                                 By:
                                      ----------------------------------------
                                      Name:
                                      Title:



                                 CENTENNIAL CELLULAR OPERATING CO. LLC

                                 By:  Centennial Communications Corp.,
                                      as sole member

                                 By:
                                      ----------------------------------------
                                      Name:
                                      Title:



                                 CENTENNIAL PUERTO RICO OPERATIONS CORP.



                                 By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                     A-1-4

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the Securities described in the within-mentioned Indenture.

Dated:

                                    U.S. BANK NATIONAL ASSOCIATION
                                    as Trustee

                                    By:
                                         -------------------------------------
                                         Authorized Signatory




                                     A-1-5

                             [REVERSE SIDE OF NOTE]

                      CENTENNIAL CELLULAR OPERATING CO. LLC
                         CENTENNIAL COMMUNICATIONS CORP.
                     CENTENNIAL PUERTO RICO OPERATIONS CORP.

                           8-1/8% Senior Note due 2014

            Capitalized terms used herein shall have the meaning assigned to them in the Indenture referred to below unless otherwise indicated.

1.    Interest.

            Centennial Cellular Operating Co. LLC, a Delaware limited liability company (hereinafter called the "Company," which term includes any successors under the Indenture defined herein), Centennial Puerto Rico Operations Corp., a Delaware corporation (hereinafter called "Centennial PR," which term includes any successors under the Indenture) and Centennial Communications Corp., a Delaware corporation (hereinafter called "Centennial," which term includes any successors under the Indenture, and, together with the Company and Centennial PR, the "Issuers"), promise to pay interest on the principal amount of this Security at the rate and in the manner specified below. Interest will accrue at 8-1/8% per annum and will be payable semi-annually in arrears in cash on August 1 and February 1 of each year or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date") commencing August 1, 2004, to Holders of the Securities at the close of business on the immediately preceding July 15 or January 15, whether or not such date is a Business Day (each, a "Record Date").

            Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of the then applicable interest rate on the Securities; they shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

2.    Method of Payment.

            The Issuers shall pay interest and Additional Interest, if any, on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Issuers shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or the Issuers may mail any such interest payment to a Holder at the Holder's registered address.


                                     A-1-6

3.    Paying Agent and Registrar.

            Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuers or any of their Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.    Indenture.

            The Issuers issued the Securities under an Indenture, dated as of February 9, 2004 (the "Indenture"), among the Issuers and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general obligations of the Issuers initially issued in an aggregate principal amount to $325,000,000. The Indenture pursuant to which this Security is issued provides for an unlimited amount of Additional Securities to be issued thereunder.

5.    Redemption.

            The Securities will be subject to redemption at any time on or after February 1, 2009, at the option of the Issuers, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12 month period beginning February 1 of the years indicated below:

                             Year                   Redemption Price
                             ----                   ----------------
            2009..................................        104.0625%
            2010..................................        102.7083%
            2011..................................        101.3542%
            2012 and thereafter...................        100%

in each case, together with accrued and unpaid interest, if any, and Additional Interest to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date).

            In addition, at any time prior to February 1, 2007, the Issuers, at their option, may use the net cash proceeds of one or more Public Equity Offerings or Strategic Equity Offerings in a single transaction or a series of related transactions to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under the Indenture at a Redemption Price equal to 108.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date); provided that at least 65% of the initial aggregate principal amount of Securities remains outstanding immediately after the


                                     A-1-7
occurrence of such redemption; provided further that any such redemption with respect to a Strategic Equity Offering may not occur in connection with or after the occurrence of a Change of Control; and provided further that any such net proceeds received by Centennial are first contributed to the Company as a capital contribution prior to any such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering or Strategic Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering or Strategic Equity Offering.

            In addition, the Securities may be redeemed upon a Change of Control at any time prior to February 1, 2009, at the option of the Issuers, in whole and not in part, within 60 days of such Change of Control. Prior to February 1, 2006, the Redemption Price will be equal to (i) 108.125% of the principal amount of the Securities, plus (ii) accrued interest to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date). On or after February 1, 2006, but prior to February 1, 2009, the Redemption Price will be equal to (i) 100% of the principal amount of the Securities, plus (ii) accrued interest to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date) plus (iii) the Applicable Premium, if any.

            In addition, the Securities may be redeemed at any time prior to February 1, 2006, at the option of the Issuers, in whole or in part, with the net cash proceeds of a sale of assets that would be considered an Asset Sale within 60 days of such sale of assets at a Redemption Price equal to (i) 108.125% of the principal amount of the Securities, plus (ii) accrued interest to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date); provided that any such redemption shall be for (A) Securities with an aggregate principal amount of at least $50,000,000; provided that immediately after any such redemption, Securities with an aggregate principal amount of at least $150,000,000 remain outstanding or (B) all of the outstanding aggregate principal amount of the Securities.

            In the case of a partial redemption, the Trustee shall select the Securities or portions thereof for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not so listed, on a pro rata basis, by lot or by any other manner as it deems appropriate and fair; provided that any such redemption pursuant to the provisions relating to a Public Equity Offering or a Strategic Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary). The Securities may be redeemed in part in multiples of $1,000 only.

            Any such redemption will comply with Article III of the Indenture.

6.    Notice of Redemption.

            Except as provided in the next paragraph, notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date, to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar.


                                     A-1-8

            Any notice which relates to a Security to be redeemed in part only must state the portion of the principal amount to be redeemed and must state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date fixed for redemption, interest will cease to accrue on the portions of the Securities called for redemption.

7.    Denominations; Transfer; Exchange.

            The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption prior to 15 days after the notice of redemption.

8.    Persons Deemed Owners.

            The registered Holder of a Security may be treated as the owner of it for all purposes.

9.    Unclaimed Money.

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Issuers. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.   Defeasance and Discharge Prior to Redemption or Maturity.

            Except as set forth in the Indenture, if the Issuers irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender and Government Securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Issuers will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding their obligation to pay the principal of (and premium, if any) and interest on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have the Issuers' obligations discharged with respect to outstanding Securities.

            In addition, the Indenture will be discharged in full as to all outstanding Securities when (a) either (i) all Securities are delivered to the Trustee for authentication or (ii) all Securities not so delivered have become due and payable, will become due and payable within one year or are to be called for redemption within one year, and in either event the Issuers have deposited with the Trustee an amount in United States dollars sufficient to pay and discharge all of the Securities, (b) the Issuers have paid all other sums payable under the Indenture by them and (c) the Issuers have delivered an Officers' Certificate and Opinion of Counsel related thereto.


                                     A-1-9

11.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.   Restrictive Covenants.

            The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Issuers must periodically report to the Trustee on compliance with such limitations.

13.   Repurchase at Option of Holder.

            (a) If there is a Change of Control, the Issuers shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, together with any accrued and unpaid interest and Additional Interest, to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Issuers prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by properly tendering such Securities pursuant to the Change of Control Offer. Notwithstanding the foregoing, the Issuers will not be required to make a Change of Control Offer if, upon a Change of Control, a third party (A) makes an offer to purchase Securities in the manner, at the times and otherwise in compliance with the requirements set forth in Article XI of the Indenture and (B) purchases all Securities validly tendered and not withdrawn under such offer to purchase.

            (b) The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale as described in the Indenture or to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date.

14.   Successors.

            When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.


                                     A-1-10

15.   Defaults and Remedies.

            If an Event of Default occurs and is continuing (other than as Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. The Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

16.   Trustee Dealings with Issuers.

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, perform investment advisory or other management services and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates as if it were not the Trustee.

17.   No Recourse Against Others.

            No direct or indirect stockholder (or partner, limited liability company member or employee of a stockholder), employee, officer or director, as such, past, present or future, of the Issuers or any successor entity or any Affiliate thereof shall have any personal liability in respect of the obligations of the Issuers under the Securities or the Indenture by reason of his or its status as such stockholder (or partner, limited liability company member or employee of a stockholder), employee, officer or director. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.   Authentication.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

19.   Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).


                                     A-1-11

20.   CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.   Additional Rights of Holders.

            In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in a Registration Rights Agreement dated as of February 9, 2004, among the Issuers and Lehman Brothers Inc. and Credit Suisse First Boston LLC, as representative of several Initial Purchasers named therein. In the case of Additional Securities, Holders of Securities shall have the rights set forth in one or more registration rights agreements with the Issuers, if any (collectively, the "Registration Rights Agreement").


                                     A-1-12

                               FORM OF ASSIGNMENT

I or we assign this Security to:

          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

      ---------------------------------------------------------------------
      Please insert Social Security or other identifying number of assignee and irrevocably appoint __________________________________________________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Dated:                                Signed:
      ---------------------------            -----------------------------------
                                              (Sign exactly as name appears on
                                               the other side of this Security)

Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                     A-1-13

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.14 or Article XI of the Indenture, check the appropriate box:

      [ ] Section 4.14     [ ] Article XI

      If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.14 or Article XI of the Indenture, as the case may be, state the principal amount you want to be purchased: $__________

Date:                       Signature:
     ------------------               ------------------------------------------
                                        (Sign exactly as your name appears on
                                           the other side of this Security)

                                     A-1-14

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES(1)

      The following exchanges of a part of this Global Security for Definitive Securities have been made:

                                                                  Principal Amount of
                   Amount of decrease                            this Global Security       Signature of
                   in Principal Amount   Amount of increase in      following each       authorized officer
                     of this Global       Principal Amount of        decrease (or           of Trustee or
Date of Exchange        Security          this Global Security         increase)        Securities Custodian
----------------   -------------------   ---------------------   --------------------   --------------------


----------
1 This schedule should only be added if the Security is issued in global form.

                                     A-1-15

                                                                     EXHIBIT A-2

                                 [FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO CENTENNIAL COMMUNICATIONS CORP., CENTENNIAL CELLULAR OPERATING CO. LLC AND CENTENNIAL PUERTO RICO OPERATIONS CORP. (COLLECTIVELY, THE "ISSUERS") OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE,
(III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF CENTENNIAL.

THIS SECURITY AND THE RELATED GUARANTEE (TOGETHER, "THE SECURITY") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUERS THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED
(X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF ANY OF THE ISSUERS AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE ISSUERS, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE

                                     A-2-1

SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER THE SECURITIES ACT) REGULATION S UNDER THE SECURITIES ACT.

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

                                     A-2-2

                      CENTENNIAL CELLULAR OPERATING CO. LLC
                         CENTENNIAL COMMUNICATIONS CORP.
                     CENTENNIAL PUERTO RICO OPERATIONS CORP.

                           8-1/8% SENIOR NOTE DUE 2014



No. ____                                                         $______________

CUSIP No. 144A: 151352AA9
REGULATION S: U13950AA5

      Centennial Cellular Operating Co. LLC, a Delaware limited liability company (hereinafter called the "Company," which term includes any successors under the Indenture defined herein), Centennial Communications Corp., a Delaware corporation (hereinafter called "Centennial," which term includes any successors under the Indenture), and Centennial Puerto Rico Operations Corp., a Delaware corporation (hereinafter called "Centennial PR," which term includes any successors under the Indenture, and, together with the Company and Centennial, the "Issuers"), for value received, hereby promise to pay to Cede & Co., or registered assigns, the principal sum of $_____________ dollars, on February 1, 2014.

      Interest Payment Dates: August 1 and February 1, commencing August 1, 2004

      Record Dates: July 15 and January 15

      Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                                     A-2-3

      IN WITNESS WHEREOF, the Company and Centennial have caused this Instrument to be duly executed under their corporate seal.

Dated:

                                        CENTENNIAL COMMUNICATIONS CORP.



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                        CENTENNIAL CELLULAR OPERATING CO. LLC

                                        By:  Centennial Communications Corp.,
                                             as sole member

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                        CENTENNIAL PUERTO RICO OPERATIONS CORP.



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                     A-2-4

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

      This is one of the Securities described in the within-mentioned Indenture.


Dated:

                                        U.S. BANK NATIONAL ASSOCIATION
                                        as Trustee


                                        By:
                                             -----------------------------------
                                               Authorized Signatory

                                     A-2-5

                             [REVERSE SIDE OF NOTE]

                      CENTENNIAL CELLULAR OPERATING CO. LLC
                         CENTENNIAL COMMUNICATIONS CORP.
                     CENTENNIAL PUERTO RICO OPERATIONS CORP.

                           8-1/8% Senior Note due 2014

      Capitalized terms used herein shall have the meaning assigned to them in the Indenture referred to below unless otherwise indicated.

1.    Interest.

      Centennial Cellular Operating Co. LLC, a Delaware limited liability company (hereinafter called the "Company," which term includes any successors under the Indenture defined herein), Centennial Puerto Rico Operations Corp., a Delaware corporation (hereinafter called "Centennial PR," which term includes any successors under the Indenture defined herein) and Centennial Communications Corp., a Delaware corporation (hereinafter called "Centennial," which term includes any successors under the Indenture defined herein, and together with the Company and Centennial PR, the "Issuers"), promise to pay interest on the principal amount of this Security at the rate and in the manner specified below. Interest will accrue at 8-1/8% per annum and will be payable semi-annually in arrears in cash on August 1 and February 1 of each year or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date") commencing August 1, 2004, to Holders of the Securities at the close of business on the immediately preceding July 15 or January 15, whether or not such date is a Business Day (each, a "Record Date").

      Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of the then applicable interest rate on the Securities; they shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

2.    Method of Payment.

      The Issuers shall pay interest and Additional Interest, if any, on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Issuers shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or the Issuers may mail any such interest payment to a Holder at the Holder's registered address.

                                     A-2-6

3.    Paying Agent and Registrar.

      Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuers or any of their Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.    Indenture.

      The Issuers issued the Securities under an Indenture, dated as of February 9, 2004 (the "Indenture"), among the Issuers and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general obligations of the Issuers initially issued in an aggregate principal amount to $325,000,000. The Indenture pursuant to which this Security is issued provides for an unlimited amount of Additional Securities to be issued thereunder.

5.    Redemption.

      The Securities will be subject to redemption at any time on or after February 1, 2009, at the option of the Issuers, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12 month period beginning February 1 of the years indicated below:

                          Year                              Redemption Price
                          ----                              ----------------
2009...................................................             104.0625%
2010...................................................             102.7083%
2011...................................................             101.3542%
2012 and thereafter....................................             100%

in each case, together with accrued and unpaid interest, if any, and Additional Interest to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date).

      In addition, at any time prior to February 1, 2007, the Issuers, at their option, may use the net cash proceeds of one or more Public Equity Offerings or Strategic Equity Offerings in a single transaction or a series of related transactions to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under the Indenture at a Redemption Price equal to 108.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date); provided that at least 65% of the initial aggregate principal amount of Securities remains outstanding immediately after the

                                     A-2-7
occurrence of such redemption; provided further that any such redemption with respect to a Strategic Equity Offering may not occur in connection with or after the occurrence of a Change of Control; and provided further that any such net proceeds received by Centennial are first contributed to the Company as a capital contribution prior to any such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering or Strategic Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering or Strategic Equity Offering.

      In addition, the Securities may be redeemed upon a Change of Control at any time prior to February 1, 2009, at the option of the Issuers, in whole and not in part, within 60 days of such Change of Control. Prior to February 1, 2006, the Redemption Price will be equal to (i) 108.125% of the principal amount of the Securities, plus (ii) accrued interest to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date). On or after February 1, 2006, but prior to February 1, 2009, the Redemption Price will be equal to (i) 100% of the principal amount of the Securities, plus (ii) accrued interest to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date) plus (iii) the Applicable Premium, if any.

      In addition, the Securities may be redeemed at any time prior to February 1, 2006, at the option of the Issuers, in whole or in part, with the net cash proceeds of a sale of assets that would be considered an Asset Sale within 60 days of such sale of assets at a Redemption Price equal to (i) 108.125% of the principal amount of the Securities, plus (ii) accrued interest to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date); provided that any such redemption shall be for (A) Securities with an aggregate principal amount of at least $50,000,000; provided that immediately after any such redemption, Securities with an aggregate principal amount of at least $150,000,000 remain outstanding or (B) all of the outstanding aggregate principal amount of the Securities.

      In the case of a partial redemption, the Trustee shall select the Securities or portions thereof for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not so listed, on a pro rata basis, by lot or by any other manner as it deems appropriate and fair; provided that any such redemption pursuant to the provisions relating to a Public Equity Offering or a Strategic Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary). The Securities may be redeemed in part in multiples of $1,000 only.

      Any such redemption will comply with Article III of the Indenture.

6.    Notice of Redemption.

      Except as provided in the next paragraph, notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date, to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar.

                                     A-2-8

      Any notice which relates to a Security to be redeemed in part only must state the portion of the principal amount to be redeemed and must state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date fixed for redemption, interest will cease to accrue on the portions of the Securities called for redemption.

7.    Denominations; Transfer; Exchange.

      The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption prior to 15 days after the notice of redemption.

8.    Persons Deemed Owners.

      The registered Holder of a Security may be treated as the owner of it for all purposes.

9.    Unclaimed Money.

      If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Issuers. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.   Defeasance and Discharge Prior to Redemption or Maturity.

      Except as set forth in the Indenture, if the Issuers irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender and Government Securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Issuers will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding their obligation to pay the principal of (and premium, if any) and interest on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have the Issuers' obligations discharged with respect to outstanding Securities.

      In addition, the Indenture will be discharged in full as to all outstanding Securities when (a) either (i) all Securities are delivered to the Trustee for authentication or (ii) all Securities not so delivered have become due and payable, will become due and payable within one year or are to be called for redemption within one year, and in either event the Issuers have deposited with the Trustee an amount in United States dollars sufficient to pay and discharge all of the Securities, (b) the Issuers have paid all other sums payable under the Indenture by them and (c) the Issuers have delivered an Officers' Certificate and Opinion of Counsel related thereto.

                                     A-2-9

11.   Amendment; Supplement; Waiver.

      Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.      Restrictive Covenants.

      The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Issuers must periodically report to the Trustee on compliance with such limitations.

13.   Repurchase at Option of Holder.

      (a) If there is a Change of Control, the Issuers shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, together with any accrued and unpaid interest and Additional Interest, to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Issuers prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by properly tendering such Securities pursuant to the Change of Control Offer. Notwithstanding the foregoing, the Issuers will not be required to make a Change of Control Offer if, upon a Change of Control, a third party (A) makes an offer to purchase Securities in the manner, at the times and otherwise in compliance with the requirements set forth in Article XI of the Indenture and (B) purchases all Securities validly tendered and not withdrawn under such offer to purchase.

      (b) The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale as described in the Indenture or to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date.

14.   Successors.

      When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

                                     A-2-10

15.   Defaults and Remedies.

      If an Event of Default occurs and is continuing (other than as Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. The Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

16.   Trustee Dealings with Issuers.

      The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, perform investment advisory or other management services and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates as if it were not the Trustee.

17.   No Recourse Against Others.

      No direct or indirect stockholder (or partner, limited liability company member or employee of a stockholder), employee, officer or director, as such, past, present or future, of the Issuers or any successor entity or any Affiliate thereof shall have any personal liability in respect of the obligations of the Issuers under the Securities or the Indenture by reason of his or its status as such stockholder (or partner, limited liability company member or employee of a stockholder), employee, officer or director. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.   Authentication.

      This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

19.   Abbreviations and Defined Terms.

      Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

                                     A-2-11

20.      CUSIP Numbers.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.   Additional Rights of Holders.

      In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in a Registration Rights Agreement dated as of February 9, 2004, among the Issuers, Lehman Brothers Inc. and Credit Suisse First Boston LLC, as representative of several Initial Purchasers named therein. In the case of Additional Securities, Holders of Securities shall have the rights set forth in one or more registration rights agreements with the Issuers, if any (collectively, the "Registration Rights Agreement").

                                     A-2-12

                               FORM OF ASSIGNMENT

I or we assign this Security to:

               --------------------------------------------------

               --------------------------------------------------

               --------------------------------------------------
             (Print or type name, address and zip code of assignee)

--------------------------------------------------------------------------------
      Please insert Social Security or other identifying number of assignee

and irrevocably appoint                                                 agent to
                        -----------------------------------------------
transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Dated:                             Signed:
      -----------------------             --------------------------------------
                                                (Sign exactly as name appears on
                                                the other side of this Security)

Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.


                                     A-2-13

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.14 or Article XI of the Indenture, check the appropriate box:

                 [ ] Section 4.14    [ ] Article XI

         If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.14 or Article XI of the Indenture, as the case may be, state the principal amount you want to be purchased: $__________

Dated:                             Signed:
      -----------------------             --------------------------------------
                                                (Sign exactly as name appears on
                                                the other side of this Security)


                                     A-2-14

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES(1)
                -------------------------------------------------

         The following exchanges of a part of this Global Security for Definitive Securities have been made:

                                                                          Principal Amount of
                           Amount of decrease                            this Global Security       Signature of
                           in Principal Amount   Amount of increase in      following each       authorized officer
                             of this Global       Principal Amount of        decrease (or           of Trustee or
    Date of Exchange            Security          this Global Security         increase)        Securities Custodian
    ----------------       -------------------   ---------------------   --------------------   --------------------




----------

1 This schedule should only be added if the Security is issued in global form.


                                     A-2-15

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Centennial Communications Corp.
Centennial Cellular Operating Co. LLC
Centennial Puerto Rico Operations Corp.
3349 Route 38, Building A
Wall, New Jersey  07719
Attention:  Tony L. Wolk
Facsimile:  732-556-2245


U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota  55107-2292
Attention:  Corporate Trust Services

                  Re: 8-1/8% Senior Notes due 2014

      Reference is hereby made to the Indenture, dated as of February 9, 2004 (the "Indenture"), among Centennial Communications Corp., a Delaware corporation, Centennial Puerto Rico Operations Corp., a Delaware corporation and Centennial Cellular Operating Co. LLC, a Delaware limited liability company (together, the "Issuers"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ___________________ (the "Transferor") owns and proposes to transfer the Note(s) or interest in such Note(s) specified in Annex A hereto, in the principal amount at maturity of $___________ in such Note(s) or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         3. Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

         (b) such Transfer is being effected to the Issuers or a subsidiary thereof;

                                       or

         (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

         (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

         (a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                        ----------------------------------------
                                               [Insert Name of Transferor]
                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

Dated:
       -----------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:


                            [CHECK ONE OF (A) OR (B)]

            (A) a beneficial interest in the:

             (i) 144A Global Note (CUSIP __________); or

             (ii) Regulation S Global Note (CUSIP __________); or

             (iii) IAI Global Note (CUSIP __________); or

            (B) a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:

                                   [CHECK ONE]

            (A) a beneficial interest in the:

             (i) 144A Global Note (CUSIP __________); or

             (ii) Regulation S Global Note (CUSIP __________); or

             (iii) IAI Global Note (CUSIP ); or

             (iv) Unrestricted Global Note (CUSIP ); or

            (B) a Restricted Definitive Note; or

            (C) an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Centennial Communications Corp.
Centennial Cellular Operating Co. LLC
Centennial Puerto Rico Operations Corp.
3349 Route 38, Building A
Wall, New Jersey  07719
Attention:  Tony L. Wolk
Facsimile:  732-556-2245


U.S. Bank National Association.
60 Livingston Avenue
St. Paul, Minnesota  55107-2292
Attention:  Corporate Trust Services


            Re: 8-1/8% Senior Notes due 2014

         Reference is hereby made to the Indenture, dated as of February 9, 2004 (the "Indenture"), among Centennial Communications Corp., a Delaware corporation, Centennial Puerto Rico Operations Corp., a Delaware corporation, and Centennial Cellular Operating Co. LLC, a Delaware limited liability company (together, the "Issuers"), the Guarantor, and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.


         __________________________ (the "Owner") owns and proposes to exchange the Note(s) or interest in such Note(s) specified herein, in the principal amount at maturity of $____________ in such Note(s) or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

                  (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

         (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed

Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]
       144A Global Note,        Regulation S Global Note,        IAI Global
Note with an equal principal amount at maturity, the Owner hereby certifies
(i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                                --------------------------------
                                                   [Insert Name of Transferor]


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:
Dated:
       -----------------------------

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

[           ]


         Re: 8-1/8% Senior Notes due 2014

      Reference is hereby made to the Indenture, dated as of February 9, 2004 (the "Indenture"), among Centennial Communications Corp., a Delaware corporation, Centennial Puerto Rico Operations Corp., a Delaware corporation, Centennial Cellular Operating Co. LLC, a Delaware limited liability company (together, the "Issuers"), the Guarantor, and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.


         In connection with our proposed purchase of $____________ aggregate principal amount at maturity of:

         (a)      [ ] beneficial interest in a Global Note, or

         (b)      [ ] a Definitive Note,

we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                     -------------------------------------------
                                         [Insert Name of Accredited Investor]


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:
Dated:
       -----------------------------


                                      D-2